                                                                       EX-10.26

                         JAMES RIVER PAPER COMPANY, INC.

                                    Landlord

                                       AND

                              CPG - VIRGINIA INC.,

                                     Tenant

                            ------------------------
                                  DEED OF LEASE
                            ------------------------

                          Dated as of October 31, 1993

                     Property Located in Richmond, Virginia

================================================================================

                                    ARTICLE 1
                        DEMISE OF PREMISES AND EQUIPMENT;
                            LANDLORD REPRESENTATIONS
1.1......................................................................     1
1.2......................................................................     3

                                    ARTICLE 2
                               CERTAIN DEFINITIONS
2.1......................................................................     4

                                    ARTICLE 3
                      USE OF DEMISED PREMISES AND EQUIPMENT
3.1......................................................................    11

                                    ARTICLE 4
                                  TERM OF LEASE
4.1. ....................................................................    12

                                    ARTICLE 5
                         BASIC RENT AND ADDITIONAL RENT
5.1......................................................................    13
5.2......................................................................    13
5.3......................................................................    15
5.4......................................................................    15
5.5......................................................................    16

                                    ARTICLE 6
                             PAYMENT OF IMPOSITIONS
6.1......................................................................    17
6.2......................................................................    17
6.3......................................................................    19
6.4......................................................................    20
6.5......................................................................    21
6.6......................................................................    22
6.7......................................................................    23
6.8......................................................................    25
6.9......................................................................    26
2.10.....................................................................    26

                                    ARTICLE 7
                             SERVICES AND UTILITIES
7.1......................................................................    27
7.2......................................................................    28
7.3......................................................................    28

                                    ARTICLE 8
                                    INSURANCE
8.1......................................................................    29
8.2......................................................................    30
8.3......................................................................    31


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8.4......................................................................    31
8.5......................................................................    33
8.6......................................................................    34
3.7......................................................................    35
8.8......................................................................    36
8.9......................................................................    36
8.10.....................................................................    37
8.11.....................................................................    37

                                    ARTICLE 9
                              DAMAGE OR DESTRUCTION
9.1......................................................................    38
9.2......................................................................    39
9.3......................................................................    41

                                   ARTICLE 10
                                  CONDEMNATION
10.1.....................................................................    42
10.2.....................................................................    42
10.3.....................................................................    45
10.4.....................................................................    46

                                   ARTICLE 11
                             MAINTENANCE AND REPAIRS
11.1.....................................................................    47
11.2.....................................................................    49
11.3.....................................................................    50

                                   ARTICLE 12
                                   ALTERATIONS
12.1.....................................................................    50
12.3.....................................................................    53

                                   ARTICLE 13
                               COMPLIANCE WITH LAW
13.1.....................................................................    54
13.2.....................................................................    54
13.3.....................................................................    55

                                   ARTICLE 14
                               DISCHARGE OF LIENS
14.1.....................................................................    55
14.2.....................................................................    56
14.3.....................................................................    57

                                   ARTICLE 15
                 RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS
15.1.....................................................................    58
15.2.....................................................................    58

                                   ARTICLE 16
                        ENTRY ON PREMISES BY THE LANDLORD
16.1.....................................................................    59
16.2.....................................................................    60
16.3.....................................................................    60

                                   ARTICLE 17
                           ASSIGNMENT AND TRANSFERS OF
                          TENANT'S INTEREST; SUBLETTING
17.1.....................................................................    61
17.2.....................................................................    64
17.3.....................................................................    64
17.4.....................................................................    65

                                   ARTICLE 18
                      ADDITIONAL UNDERTAKING OF THE TENANT
18.1.....................................................................    69

                                   ARTICLE 19
                   CONDITION OF AND TITLE TO DEMISED PREMISES
19.1.....................................................................    70

                                   ARTICLE 20
                 INDEMNIFICATION OF THE LANDLORD AND THE TENANT
20.1.....................................................................    70
20.2.....................................................................    72
20.3.....................................................................    73
20.4.....................................................................    73
20.5.....................................................................    73

                                   ARTICLE 21
                        EXCAVATIONS ON ADJOINING PROPERTY
21.1.....................................................................    74

                                   ARTICLE 22
                                     DEFAULT
22.1.....................................................................    74
22.2.....................................................................    79
22.3.....................................................................    79
22.4.....................................................................    80
22.5.....................................................................    81

                                   ARTICLE 23
                  ADDITIONAL RIGHTS OF THE LANDLORD AND TENANT
23.1.....................................................................    82

                                   ARTICLE 24
                           SURRENDER AND HOLDING OVER
24.1.....................................................................    83
24.2.....................................................................    86
24.3.....................................................................    86
24.4.....................................................................    86

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24.5.....................................................................    86
24.6.....................................................................    87

                                   ARTICLE 25
                      REMOVAL OF ALTERATIONS AND EQUIPMENT
25.1.....................................................................    87
25.2.....................................................................    88
25.3.....................................................................    89
25.4.....................................................................    89

                                   ARTICLE 26
                              ESTOPPEL CERTIFICATES
26.1.....................................................................    89

                                   ARTICLE 27
                      ASSIGNMENT OF THE LANDLORD'S INTEREST
27.1.....................................................................    90
27.2.....................................................................    90

                                   ARTICLE 28
                       LIMITATION OF LANDLORD'S LIABILITY
28.1.....................................................................    91

                                   ARTICLE 29
                         SEPARATE COVENENTS; INVALIDITY
                            OF PARTICULAR PROVISIONS
29.1.....................................................................    92

                                   ARTICLE 30
                         CUMULATIVE REMEDIES; NO WAIVER
30.1.....................................................................    92
30.2.....................................................................    93

                                   ARTICLE 31
                        RECORDING; LABELING OF EQUIPMENT;
                              FINANCING STATEMENTS
31.1.....................................................................    93
31.2.....................................................................    93
31.3.....................................................................    93
31.4.....................................................................    94

                                   ARTICLE 32
                   RIGHT OF FIRST OFFER; RIGHT OF TERMINATION
32.1.....................................................................    94
32.2.....................................................................    96
32.3.....................................................................    97
32.4.....................................................................    97
32.5.....................................................................   100
32.6.....................................................................   101
32.7.....................................................................   102

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                                   ARTICLE 33
                                  FORCE MAJEURE
33.1.....................................................................   105

                                   ARTICLE 34
                        LAWS APPLICABLE AND CONSTRUCTION
34.1.....................................................................   106

                                   ARTICLE 35
                                  COUNTERPARTS
35.1.....................................................................   106

                                   ARTICLE 36
                  NO ORAL MODIFICATION; SUCCESSORS AND ASSIGNS
36.1.....................................................................   107

                                   ARTICLE 37
                                     NOTICES
37.1.....................................................................   107

                                   ARTICLE 38
                         HEADINGS AND TABLE OF CONTENTS
38.1.....................................................................   109

                                   ARTICLE 39
                   NO MODIFICATION OF ASSET PURCHASE AGREEMENT
39.1.....................................................................   109

                                   ARTICLE 40
                                      SIGNS
40.1.....................................................................   109

                                   ARTICLE 41
                                   ARBITRATION
41.1.....................................................................   110
41.2.....................................................................   110

                                   ARTICLE 42
                                  COMMON AREAS
42.1.....................................................................   114
42.2.....................................................................   114
42.3.....................................................................   115
42.4.....................................................................   116
42.5.....................................................................   116
42.6.....................................................................   116
42.7.....................................................................   117
42.8.....................................................................   118
42.9.....................................................................   119

                                   ARTICLE 43
                          SERVICES PROVIDED BY LANDLORD
43.1.....................................................................   119

                                   ARTICLE 44
                           SERVICES PROVIDED BY TENANT
44.1.....................................................................   119
44.2.....................................................................   120
44.3.....................................................................   120

                                   ARTICLE 45
                          MISCELLANEOUS PROVISIONS WITH
                    RESPECT TO SERVICES AND COMMON AREA COSTS
45.1.....................................................................   122
45.2.....................................................................   122
45.3.....................................................................   123
45.4.....................................................................   123
45.5.....................................................................   123
45.6.....................................................................   124
45.7.....................................................................   124
45.8.....................................................................   127
45.9.....................................................................   127

     THIS DEED OF LEASE is made as of October 31, 1993, between JAMES RIVER PAPER COMPANY, INC., a Virginia corporation having an office at Tredegar Street, Richmond, Virginia, (hereinafter called the "Landlord"), and CPG-VIRGINIA INC., a Virginia corporation (hereinafter called the "Tenant"), having an office at c/o SCI Investors Inc., First National Bank Building, Suite 1200, 823 East Main Street, Richmond, Virginia 23219. Tenant is a wholly owned subsidiary of CPG Holdings Inc., a Delaware corporation ("CPG") .

     The Landlord desires to lease and demise to the Tenant, and the Tenant desires to lease, hire and take from the Landlord, the Demised Premises and the Equipment (both as hereinafter defined) upon the terms and conditions hereinafter set forth. Accordingly, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                        DEMISE OF PREMISES AND EQUIPMENT;
                            LANDLORD REPRESENTATIONS

     1.1. The Landlord, for and in consideration of the rents to be paid and of the covenants and agreements herein contained to be kept and performed by the Tenant, hereby demises and leases to the Tenant, and the Tenant, for and in consideration of the covenants and agreements herein contained to be kept and performed by the Landlord, hereby leases, hires and takes from the Landlord, in each case upon the terms and conditions herein contained, the Demised Premises and the Equipment, for the Term:

     SUBJECT, HOWEVER, only to the following:

          (a) Any state of facts which an inspection or an accurate survey would show;

          (b) Impositions (as defined in Section 6.2), accrued or unaccrued, fixed or not fixed;

          (c) Grants, licenses or consents, if any, with respect to public utility lines and equipment;

          (d) Present and future zoning laws, ordinances, regulations and orders of the Governmental Authorities;

          (e) The effect of all present and future municipal, county, state and federal laws, orders and regulations relating to subtenants, their rights and rentals to be charged by Tenant for the use of the Demised Premises and the Equipment or any portion or portions thereof;

          (f) Violations of laws, ordinances, orders or requirements that might be disclosed by an examination and inspection or search of the Demised Premises and the Equipment by any of the Governmental Authorities, as the same may exist on the date of the commencement of the Term;

          (g) The condition and state of repair of the Demised Premises and the Equipment, without warranty or representation by the Landlord, as the same may exist on the date of the commencement of the Term and the Landlord makes no warranty or representation of any kind with respect thereto including, in respect of the Equipment, no express or implied warranty whatsoever of merchantability or fitness for purpose;

          (h) Covenants, conditions, restrictions, easements, rights, licenses, or any other matters affecting title;

          (i) Any defects of title or encumbrances or encroachments, existing at the date of the commencement of the Term;

          (j) Assessments or installments of assessments becoming a lien against the Demised Premises or the Equipment on or after the date of this Lease;

          (k) With respect to any Leased Equipment, the rights of any owner or lessor thereof and the terms and provisions of any lease pursuant to which such Leased Equipment is leased;

     TO HAVE AND TO HOLD the same, subject as aforesaid, unto the Tenant, and, subject to the provisions hereof, its permitted successors and assigns, for the Term.

     1.2. Landlord covenants and agrees that Tenant, upon paying the Basic Rent, Additional Rent, and all other charges provided for in this Lease and upon observing and keeping all of the covenants, agreements, and provisions of this Lease on its part to be observed and kept, shall lawfully and quietly hold, occupy, and enjoy the Demised Premises and the Equipment during the Term without hindrance or molestation by Landlord, or by any party claiming by, through or under Landlord (except for those claiming by, through or under Tenant) under claim of right arising from any event, act or omission occurring after the date hereof, including, without limitation, any failure of Landlord to comply with its obligations under Section 6.1.

                                    ARTICLE 2
                               CERTAIN DEFINITIONS

     2.1. Unless the context otherwise requires, the terms defined below shall have the respective meanings set forth below:

          (a) "Additional Rent" shall have the meaning given to it in Section
5.3;

          (b) "Affiliate", with respect to any party, means a party, person or entity that directly controls, is controlled by or is under common control with such party, whether through the ownership of voting securities, by contract or otherwise;

          (c) "Allowed Price" shall have the meaning given to it in Section
32.1;

          (d) "Alteration" and "Alterations" shall have the respective meanings given to them in Section 12.1;

          (e) "Asset Purchase Agreement" shall mean that certain Asset Purchase Agreement dated as of March 15, 1991 among James River Corporation of Virginia and certain of its subsidiaries, (referred to therein collectively as the "Transferors") and Specialty Coatings Group Inc. ("SCG") and certain of its subsidiaries (referred to therein collectively as the "Transferees") as the same may have been heretofore amended, modified or supplemented;

          (f) "Basic Rent" shall have the meaning given to it in Section 5.1;

          (g) "Business" shall have the meaning given to it in Section 3.1;

          (h) "Closing Date" shall have the meaning given to it in Section 32.2;

          (i) "Common Areas" shall have the meaning given to it in Section 42.1;

          (j) "Common Area Costs" shall have the meaning given to it in Section 42.6;

          (k) "Business Value" shall have the meaning given to it in Section
32.4;

          (1) "Default" shall mean any event which would constitute an Event of Default if any requirement in connection therewith for the giving of notice, or the lapse of time or the happening of any further condition, event or action had been satisfied or any event that has constituted an Event of Default;

          (m) "Default Rate" shall mean an annual rate of interest equal to the "prime rate" of the Bank of Nova Scotia plus 3%;

          (n) "Demised Premises" shall mean the real property described on
Schedule 2.1 attached hereto and the Improvements (as hereinafter defined);

          (o) "East Parcel" shall have the meaning given to it in Section 6.3;

          (p) "Environmental Expenditures" shall have the meaning given to it in
Section 22.1;

          (q) "Equipment" shall mean all personal property including machinery, equipment and fixed assets not included within the definition of Demised Premises owned by Landlord and ordinarily located on the Demised Premises, and any replacements, alterations, and substitutions therefor; provided, however, that the term "Equipment" shall include neither "Inventory" nor "Excluded Assets", as such terms are defined in the Asset Purchase Agreement, other than as described in Section 2.2(iii) of the Asset Purchase Agreement; the major items of which Equipment are, to the best knowledge of the each of the parties, listed on Schedule B, the parties recognizing, however, that Schedule B does not constitute an all-inclusive list of the Equipment;

          (r) "Event of Default" shall have the meaning given to it in Section 22.1;

          (s) "Fully Loaded Costs" shall have the meaning given to it in Section 45.2;

          (t) "Governmental Authorities" shall mean any local, state or federal governmental bodies, units, authorities, both public and quasi-public, courts, boards, bureaus, commissions and officers, or any agent or representative thereof, having or purporting to have jurisdiction or authority over Tenant, the Demised Premises, the Equipment or the Business;

          (u) "Guarantor" shall mean CPG;

          (v) "Guaranty" shall mean a guaranty by Guarantor of Tenant's obligations under this Lease in the form attached to the Asset Purchase Agreement;

          (w) "Headquarters" shall mean all areas within the Tredegar Complex other than the Demised Premises;

          (x) "Headquarters Services" shall have the meaning given to it in
Section 44.1;

          (y) "Imposition" and "Impositions" shall have the respective meanings given to them in Section 6.2;

          (z) "Improvements" shall mean all buildings, structures, appurtenances, parking facilities, walkways, utilities, landscaping and other improvements now or hereafter located on or under the Demised Premises (including any rights to support thereof, to the extent owned by Landlord) and any restoration, addition to or replacement thereof (including all machinery, equipment, fixtures and fixed assets to the extent they constitute real property under applicable law);

          (aa) "Interest Rate" shall mean an annual rate of interest equal to the "prime rate" of the Bank of Nova Scotia plus 1%;

          (ab) "Landlord Facilities" shall have the meaning given to it in
Section 44.3;

          (ac) "Leased Equipment" shall mean all personal property, (including machinery, equipment and fixed assets) ordinarily located on the Demised Premises that Landlord leases as lessee immediately prior to the commencement of the Term pursuant to any lease that has been assigned to and assumed by SCG or one of its Affiliates pursuant to the Asset Purchase Agreement, and any replacements, alterations, and substitutions therefor made pursuant to any applicable lease (provided, however, that the term "Leased Equipment" shall not include "Inventory" as defined in the Asset Purchase Agreement);

          (ad) "Leasehold Value" shall mean the net present value, applying a discount rate of 12 1/2% per annum, at the time the calculation of such leasehold value is made, of all Basic Rent that would be required to be paid after such date if this Lease were to continue in full force and effect until the date set forth in Article 4 for the natural expiration of the Term;

          (ae) "Liability" and "Liabilities" shall have the respective meanings given to them in Section 20.1;

          (af) "Note Guaranty" shall mean a guaranty by Guarantor of the promissory note referred to in Sections 10.2, 17.1.(b) and Article 32 under this Lease in the form attached to the Asset Purchase Agreement;

          (ag) "Mill Services" shall have the meaning given to it in Section
43.1;

          (ah) "Mill Services Costs" shall have the meaning given to it in
Section 43.1;

          (ai) "Parking Deck" shall have the meaning given to it in Section
42.3;

          (aj) "Parking Deck Charges" shall have the meaning given to it in
Section 42.8;

          (ak) "Paying Party" shall have the meaning given to it in Section
45.4;

          (al) "Premium Amount" shall mean 42.73% of the Leasehold Value;

          (am) "Proceeding" shall mean the taking of real or personal property by virtue of condemnation or eminent domain for any public or quasi-public purpose (or by deed in lieu thereof, if the transfer by such deed is made with the consent of Tenant, which shall not be unreasonably withheld or delayed) pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of such property;

          (an) "Providing Party" shall have the meaning given to it in Section 45.7;

          (ao) "Qualified Assignee" shall have the meaning given to it in
Section 32.4;

          (ap) "Real Estate Taxes" shall have the meaning given to it in Section 6.1;

          (aq) "Receiving Party" shall have the meaning given to it in Section 45.7;

          (ar) "Related Lease Process Technology" shall mean all letters patent, patent rights, copyrights, licenses and unpatented technology, inventions, trade secrets, processes and formulae and other industrial and intellectual property necessary to operate any of the Equipment or Improvements;

          (as) "Road Charges" shall have the meaning given to it in Section
42.7;

          (at) "Security Charges" shall have the meaning given to it in Section 42.9;

          (au) "Services" shall have the meaning given to it in Section 45.1;

          (av) "Service Termination Notice" shall have the meaning given to it in Section 45.5;

          (aw) "Tax Fraction" shall have the meaning given to it in Section 6.3;

          (ax) "Term" shall have the meaning given to it in Article 4;

          (ay) "Tenant" shall mean, at any given time, the then tenant under this Lease; provided that such definition, in and of itself, shall in no event be construed to effect the release of the Guarantor or of any assigning or subletting tenant from any obligations it may otherwise have under the provisions of this Lease;

          (az) "Tenant's Real Estate Taxes" shall have the meaning given to it in Section 6.2;

          (ba) "Termination Fee" shall have the meaning given to it in Section 32.7;

          (bb) "Total Taking" shall have the meaning given to it in Section 10.2; and

          (bc) "Tredegar Complex" shall mean all of the real property, including all improvements located thereon and all appurtenances thereto, and all other property owned or leased by Landlord and located at or used in connection with such real property, located at Tredegar Street between the railroad tracks and the James River in Richmond, Virginia.

                                    ARTICLE 3
                      USE OF DEMISED PREMISES AND EQUIPMENT

     3.1. The Tenant covenants and agrees that it will use and occupy the Demised Premises and the Equipment for the manufacture, coating, conversion, packaging, distribution and sale of paper, film and related products and services and any purpose ancillary to all or any of the foregoing (the uses described in the foregoing provisions being collectively referred to as the "Business") and for no other purpose without the prior consent of the Landlord; provided that Tenant may use the Demised Premises for offices used in connection with the Business, and, in the case of any assignment or subletting pursuant to
Section 17.1(c), the assignee or subtenant pursuant to such assignment or sublease may use the Demised Premises for offices used in connection with the business of such assignee or subtenant. The Tenant shall not at any time during the Term use or occupy, nor permit to be used or occupied, the Demised Premises or the Equipment (i) in violation of any certificate of occupancy or certificate of compliance covering or affecting the Demised Premises or any part thereof,
(ii) in a manner to cause a reduction in the coverage or a termination of any insurance policy or policies relating to the Demised Premises or the Equipment and required under Article 8, (iii) in a manner that constitutes a public or private nuisance or in connection with any dangerous, noxious or offensive business, (iv) in any manner constituting waste of the Demised Premises, the Equipment, or any portion of either, or (v) subject to the provisions of Section

13.3 in any manner that constitutes a violation of, or renders the Demised Premises or the Equipment, or any portion of either in violation of, any law, rule, regulation or ordinance applicable to the Demised Premises or the Equipment relating to the protection of, or prohibiting or limiting the contamination of, the environment. In furtherance of the foregoing, the Tenant shall indemnify and hold the Landlord harmless against all costs, expenses, liabilities, losses, damages, injunctions, suits, fines, penalties, claims and demands, including reasonable fees of counsel, accountants, appraisers and others arising out of any violation of or default in the covenants and agreements contained in this Article 3 with respect to facts, events, actions or omissions occurring after the date hereof, but expressly excluding any such violations or defaults that are attributable to facts, events, actions or omissions that occurred prior to the date hereof.

                                    ARTICLE 4
                                  TERM OF LEASE

     4.1. The term of this Lease (the "Term") shall commence on the date hereof and shall expire, unless sooner terminated or unless automatically extended as hereinafter provided, at midnight on April 30, 2006.

                                    ARTICLE 5
                         BASIC RENT AND ADDITIONAL RENT

     5.1. The Tenant shall pay to the Landlord during the Term in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the address of the Landlord for notices as specified in Article 37, a net basic rental (hereinafter called the "Basic Rent") over and above the other additional payments to be made by the Tenant as hereinafter provided, equal to TWO HUNDRED THOUSAND AND NO/100 Dollars ($200,000) per annum. Basic Rent shall be payable in arrears in equal semiannual payments of ONE HUNDRED THOUSAND AND NO/100 Dollars ($100,000) on the first days of June and December during the Term. If the Term of the Lease shall begin other than on the first day of the month of June or December, the Basic Rent period shall be prorated on a per diem basis, and Tenant shall promptly pay to Landlord on December 1, 1993, the amount thereof for such partial semiannual period. If the Term of the Lease shall expire or terminate other than on the last day of the month of June or December, the Basic Annual Rent shall be prorated on a per diem basis, and Tenant shall promptly pay to Landlord the amount thereof for such partial semiannual period.

     5.2. The liability and obligation of the Tenant to pay the Basic Rent is a separate, absolute, unconditional and independent covenant. The Tenant shall pay the Basic Rent without notice, demand, set-off, counterclaim, deduction, defense, abatement, suspension, deferment, recoupment, diminution or reduction and, except as otherwise expressly provided in this Lease, the Tenant shall have no right to terminate this Lease or to be released, relieved or discharged from any obligations or liabilities hereunder (which notice, demand, set-off, counterclaim, deduction, defense, abatement, suspension, deferment, recoupment, diminution, reduction, termination, release, relief and discharge are hereinafter referred to collectively as "Remedies") for any reason whatsoever, including without limitation:

          (a) any damage to or destruction of the Demised Premises or the Equipment or any part thereof;

          (b) any limitation, restriction, deprivation or prevention of, or any interference with, any use of the Demised Premises or the Equipment or any part thereof;

          (c) any taking of the Demised Premises or any part thereof by condemnation or otherwise;

          (d) any occurrence or circumstance constituting eviction from the Demised Premises or the Equipment or any part thereof;

          (e) any action, omission or breach on the part of the Landlord under this Lease or under any other agreement at the time existing between the Landlord and the Tenant;

          (f) any claim as a result of any other business dealings of the Landlord or the Tenant; or

          (g) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or similar proceeding involving or affecting the Landlord.

Basic Rent payments by the Tenant hereunder shall be final, and the Tenant will not seek to recover any such payment or any part thereof for any reason whatsoever. Except as may be otherwise provided in this Lease, the Tenant waives any right it might otherwise have had, howsoever arising, to any abatement, suspension, deferment, diminution or reduction of the Basic Rent. Nothing contained in this Section 5.2 shall limit any rights or remedies that Tenant may have against Landlord in the event of a breach of Landlord's covenant in Section
1.2 except that the Remedies, as defined above, are unavailable to Tenant.

     5.3. The Tenant shall also pay, as additional rent, all sums, costs, expenses and other payments which the Tenant under any of the provisions of this Lease assumes or agrees to pay and all Impositions (which sums, costs, expenses and other payments, including, without limitation, any payments required to be made at the termination of this lease in accordance with the provisions of
Article 22 or Article 32, and Impositions are hereinafter collectively called the "Additional Rent"), and, in the event of any nonpayment of the Additional Rent, the Landlord shall have all the rights and remedies provided herein or by law.

     5.4. This Lease is a net lease and the Basic Rent shall be absolutely net to the Landlord, so that this Lease shall yield, net, to the Landlord, the Basic Rent during the Term, and, except as is otherwise specifically provided for in this Lease (including, without limiting the generality of the foregoing provision, the provisions of Section 6.4), all costs, expenses and obligations of every kind and nature whatsoever relating to the Demised Premises or the Equipment which may arise and be attributable to the ownership, use or occupancy of the Demised Premises or the Equipment during the Term shall be paid by the Tenant and, except with respect to facts, events, actions, or omissions arising or occurring prior to the date hereof, Landlord shall be indemnified and saved harmless by Tenant against the same. Nothing contained in this Section 5.4 shall be deemed to modify the obligations of Landlord as described in Articles 42 through 45, inclusive.

     5.5. Tenant shall make all payments of rent hereunder by wire transfer into Landlord's account number 031-97-858 at Morgan Guaranty Trust, 23 Wall Street, New York, New York, (ABA Routing No. 021000238) the denomination of which account is "James River Corporation." Tenant shall advise Wayne Ball by telephone at 804-343-4680 of each transfer of funds. Landlord may, by notice to Tenant given in accordance with the provisions of Section 37.1, change any of the bank, account name or account number into which funds are to be transferred hereunder or the identity or the telephone number of the party Tenant is required to contact upon any such transfer, each which change shall be effective as of the sixth day after the date upon which notice of such change is deemed given under Section 37.1.

                                    ARTICLE 6
                             PAYMENT OF IMPOSITIONS

     6.1. Subject to the provisions of Section 6.4 Landlord shall pay, in the first instance, during the Term all (a) taxes and governmental assessments, (b) water and sewer rents, rates and charges, whether governmental or non-governmental, (c) excises, levies, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time in respect of any period during the Term may be assessed, levied, confirmed, imposed upon, or become due and payable out of or in respect of, or become a lien on, the Demised Premises or any part thereof or any appurtenances thereto (all such rent, taxes, assessments, water and sewer rents, rates and charges, excises, levies, licenses and permit fees and other governmental charges and any other amounts referred to in this Section 6.1 are hereinafter referred to as "Real Estate Taxes").

     6.2. Subject to the provisions of Section 6.4 the Tenant shall pay as Additional Rent all (a) taxes and governmental assessments, (b) rents, rates and charges, whether governmental or non-governmental, (c) excises, levies, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time in respect of any period during the Term may be assessed, levied, confirmed, imposed upon, or become due and payable out of or in respect of, or become a lien on, (i) the Equipment or any part thereof, (ii) the rent, income or other payments received by Tenant or anyone claiming by, through or under Tenant for which the Landlord may become liable, (iii) upon or against this Lease or the leasehold estate hereby created or any document to which Tenant is a party creating or transferring any interest or estate in the Demised Premises or the Equipment, (iv) any use or occupation of the Demised Premises or the Equipment, or (v) such franchises as may be appurtenant to the use of the Demised Premises or the Equipment, and, as Additional Rent, shall reimburse Landlord for all Real Estate Taxes assessed or levied against the Demised Premises (which Real Estate Taxes shall be hereinafter referred to as "Tenant's Real Estate Taxes," and all such rent, taxes, assessments, water and sewer rents, rates and charges, excises, levies, licenses and permit fees and other governmental charges and any other amounts referred to in this Section 6.2, together with Tenant's Real Estate Taxes, are hereinafter referred to as "Impositions" and any of the same are hereinafter referred to as an "Imposition"), together with any penalty, interest or cost payable to third parties which may be imposed thereon or added for late payment thereof (except to the extent imposed or added as a result of Landlord's failure to timely pay the Real Estate Taxes); provided, however, that if, by law, any Imposition is payable or at the option of the taxpayer may be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), Tenant may pay the same (and any accrued interest on the unpaid balance) in installments and shall be required to pay only such installments as may become due in respect of periods during the Term as the same respectively become due and before any fine, penalty, interest, or cost may be added thereto for non-payment thereof; and provided further, that any Imposition relating to a fiscal period of a taxing authority, a part of which period is included within the Term and a part of which is included in a period of time before the commencement of the Term or after the termination of this Lease, shall (whether or not such Imposition shall be assessed, levied, confirmed, imposed, or become a lien upon the Demised Premises or the Equipment, or shall become payable, during the Term) be appropriately prorated between Landlord and Tenant. The Landlord shall promptly provide the Tenant with copies of notices of Impositions which are received by the Landlord, and, notwithstanding any provision contained in this Lease to the contrary, Tenant shall have no obligation to reimburse Landlord for any Real Estate Tax as required hereby before the twentieth day after Landlord provides Tenant with a copy of the notice of such tax.

     6.3. For purposes of determining the amount of Tenant's Real Estate Taxes,
(a) all Real Estate Taxes assessed or levied against the real estate tax parcel containing the building within the Demised Premises known as the "Hollywood Mill Building" shall be deemed assessed against the Demised Premises, and (b) subject to adjustment as set forth below, the product of (i) the "Tax Fraction," as defined below, and (ii) the amount of the Real Estate Taxes assessed against or levied against the real estate tax parcel (the "East Parcel") containing the Parking Deck and the building within the Demised Premises known as the "Saturating Plant" shall be deemed to be a portion of Tenant's Real Estate Taxes. The "Tax Fraction" shall be a fraction the numerator of which is the value of the portion of the Demised Premises contained within the East Parcel and the denominator of which is the value of the East Parcel. The Tax Fraction shall initially be 1/2. Upon the construction or removal of any improvements constituting real property upon the East Parcel, the parties shall, at the request of either party, change the Tax Fraction by modification of this Lease as may be fairly and reasonably required to provide for Tenant's reimbursement of all Real Estate Taxes assessed against the portion of the Demised Premises located within the East Parcel, but to prevent Tenant's being required to reimburse, pursuant to this Article 6, Real Estate Taxes assessed against any portion of the Tredegar Complex not constituting a portion of the Demised Premises.

     6.4. Nothing herein contained shall require the Tenant to pay any income and/or excess profits, capital levy, corporate franchise, payroll, estate, succession, inheritance or transfer, or similar taxes levied or assessed against the Landlord or any income, excess profits, revenue or similar tax upon the Basic Rent, the Additional Rent or any other amounts payable under this Lease; provided, however, that if at any time during the Term (a) the methods of taxation prevailing at the commencement of the Term shall be altered so as to cause the whole or any part of such taxes, assessments, rates, levies, fees, impositions or charges now or hereafter levied, assessed or imposed on, real estate and the improvements thereon or machinery and equipment to be levied, assessed and imposed wholly or partially as a capital levy, or otherwise, directly on the rents received therefrom, or (b) as the result of the alteration of the current method of taxation, any such tax, assessment, rate, levy, fee, imposition or charge, or any part thereof, shall be measured by or based, in whole or in part, upon the Demised Premises or the Equipment, the Basic Rent or the Additional Rent and shall be imposed upon the Landlord and if in the case of (a) or (b) above it is shown by demonstrable evidence that any such tax, assessment, rate, levy, fee imposition or charge is in substitution of, or in lieu of an increase in, any Imposition that Tenant is otherwise required hereunder to pay then all such taxes, assessments, rates, levies, fees, impositions or charges or the part thereof so measured or based shall be deemed to be included within the term "Impositions" for the purposes hereof to the extent that such Impositions would be payable if the Demised Premises and the Equipment were the only property of the Landlord subject to such Impositions; and Tenant shall pay and discharge the same.

     6.5. Each party required hereunder to pay any Imposition or Real Estate Tax, upon request of the other designating the specific Imposition or Real Estate Tax involved and the period to which it relates, will furnish to or as directed by the requesting party, within 15 days after the date when such

Imposition or Real Estate Tax would become delinquent, official receipts of the appropriate taxing authority, or other evidence reasonably satisfactory to the requesting party, evidencing the payment thereof. If such official receipts are not available within 15 days after the date such Imposition or Real Estate Tax would become delinquent, the party to whom such request is made will furnish the same within 15 days after they are available.

     6.6. Tenant shall have the right to contest the amount or validity (including the accuracy or propriety of any assessed valuation of property upon which the amount of an Imposition is based), in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith; provided, however, that any contest relating to the amount or validity of any Real Estate Tax (including the accuracy or propriety of any assessed valuation of property upon which the amount of any Real Estate Tax is based) shall be governed by the provisions of Section 6.7. Tenant shall keep Landlord informed, and consult in good faith with Landlord, with respect to any such contest of Tenant prosecuted hereunder. In the event of any such contest, notwithstanding any of the provisions of this Lease, including without limitation Sections 6.2 and 6.5, Tenant may postpone or defer payment of such Imposition pursuant to appropriate contest procedures that operate during the pendency thereof to prevent the collection of or other realization upon such Imposition and which also prevent the sale, forfeiture or loss of the Demised Premises or any portion thereof or any other property of

Landlord, or any Basic Rent or other Additional Rent, and which shall not affect the payment of any Basic Rent or Additional Rent, provided that (i) such postponement or deferment shall not subject Landlord or any assignee of its interests in the Demised Premises including, without limitation, its interests in this Lease (including any person or entity having a beneficial interest in such interests) to the risk of any civil or criminal liability, (ii) such postponement or deferment does not prevent or interfere with Landlord's ability to sell or refinance the Demised Premises and (iii) such postponement or deferment is not prohibited or objected to by any mortgagee of Landlord. In the event of any such postponement or deferment Tenant shall give such security as may be reasonably required by Landlord to insure the ultimate payment and discharge of such Impositions and to prevent any sale, forfeiture or loss referred to above by reason of such nonpayment or noncompliance.

     6.7. With respect to the East Parcel, Landlord shall have the right to contest the amount or validity of any Real Estate Tax (including the accuracy or propriety of any assessed valuation of property upon which the amount of any Real Estate Tax is based), by appropriate proceedings diligently conducted in good faith. Landlord shall keep Tenant informed, and consult in good faith with Tenant with respect to any such contest of Landlord prosecuted under this
Section 6.7. In the event of any such contest, notwithstanding any of the provisions of this Lease, Landlord may postpone or defer payment of such Real Estate

Tax pursuant to appropriate contest procedures that operate during the pendency thereof to prevent the collection of or other realization upon such Real Estate Tax and which also prevent the sale, forfeiture or loss of the Demised Premises or any portion thereof, provided that (i) such postponement or deferment shall not subject Tenant or any assignee of its interests in the Demised Premises including, without limitation, its interests in this Lease (including any person or entity having a beneficial interest in such interests) to the risk of any civil or criminal liability, and (ii) such postponement or deferment does not prevent or interfere with Tenant's ability to assign or mortgage its interest in the Demised Premises. Landlord shall give Tenant notice of Landlord's election to seek a reduction in the valuation of the Demised Premises for tax purposes promptly upon Landlord's decision to seek such reduction, and shall give Tenant notice of Landlord's filing of any application, pleading or other document, or taking of any other action, constituting the initiation of any proceeding to seek such reduction promptly upon such filing or taking such action. If, but only if, Tenant has not received notice from Landlord that Landlord has so initiated a proceeding to seek such a reduction in value before the earliest of
(a) the first day of the second half of the period during which such proceeding may be initiated, (b) the day that is 15 days before the last day that such proceeding may be initiated, and (c) 30 days after Tenant notifies Landlord that Landlord intends to initiate such a proceeding, Tenant shall have the right at its own expense to seek a reduction in the valuation of the Demised Premises assessed for tax purposes and, in any event, Tenant shall have the right at Tenant's expense to participate in any action or proceeding theretofore commenced by Landlord. With respect to that portion of the Demised Premises not constituting any portion of the East Parcel, Tenant shall have the same contest rights and obligations that the Landlord has with respect to the East Parcel, and Landlord shall have the same contest rights and obligations that the Tenant has with respect to the East Parcel, all upon the terms set forth in the preceding provisions of this Section 6.7, mutatis mutandis.

     6.8. Any "net tax refund," as hereinafter defined, shall be paid to and belong to Tenant except that any net tax refund payable as a result of any proceeding with respect to any tax year a portion of which begins before the commencement, or extends beyond the expiration or other termination, of the Terms shall be apportioned between Landlord and Tenant. For purposes of this
Section 6.8, the term "net tax refund" shall mean the tax refund actually received by Tenant or Landlord in contesting the assessed valuation of the Demised Premises and/or the Equipment less the expenses incurred by Tenant or Landlord, as the case may be, in connection with such proceeding. Any right or obligation to have apportioned or apportion any net tax refund as set forth in this Section 6.8 shall survive any expiration or termination of the Term.

     6.9. Landlord shall not be required to join in any proceedings referred to in Section 6.7 unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in its name. Landlord shall not be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings, and Tenant will indemnify and save Landlord harmless from any such costs and expenses including reasonable attorneys' fees incurred at any stage of such proceedings or on appeal therefrom. Except as otherwise provided in this Lease, Tenant shall be entitled to any refund of any Imposition and penalties or interest thereon received by Landlord which have been paid by Tenant, or which have been paid by Landlord but previously reimbursed in full by Tenant.

     6.10. Landlord hereby authorizes Tenant to make, in Landlord's name if necessary, all payments to be made by Tenant pursuant to any of the provisions of this Lease to persons or entities other than Landlord. In case any person or entity to whom any sum is directly payable by Tenant under any of the provisions of this Lease shall refuse to accept payment of such sum from Tenant, Tenant shall thereupon give written notice of such fact to Landlord and shall pay such sum directly to Landlord at the address of Landlord specified pursuant to
Article 37 or at such other place as Landlord may from time to time specify by notice given pursuant to Article 37 and to the attention of such officer or other person as Landlord may by like notice from time to time designate to Tenant, and Landlord shall thereupon promptly pay such sum or cause such sum to be paid to such person or entity and Tenant shall be deemed to have paid such sum.

                                    ARTICLE 7
                             SERVICES AND UTILITIES

     7.1. The Tenant shall pay or cause to be paid all charges for (i) utilities for the Demised Premises, including but not limited to electricity, steam, water, gas, sewer, telephone and other communication service, and (ii) new and further installations and equipment to supply the same, and the Tenant shall indemnify and hold the Landlord harmless against any liability, loss, expense or damage incurred in connection therewith arising or accruing after the date hereof. In furtherance of the foregoing, the Tenant shall procure any and all necessary permits, licenses or other authorizations required for the lawful and proper installation and maintenance upon the Demised Premises of wires, pipes, conduits, tubes and other equipment and appliances for use in supplying any such service to and upon the Demised Premises. Except as expressly provided in this Lease, the Landlord shall not be required to furnish to the Tenant or provide any facilities or services of any kind, nor shall the Landlord be liable for any failure of water supply, electric current or other utilities. Nothing contained in this

Section 7.1 shall be deemed to modify the obligations of Landlord as described in Articles 42 through 45, inclusive.

     7.2. Landlord shall not unreasonably withhold or delay its consent to a request by Tenant to enter into agreements with utility companies which may create easements on the Demised Premises which are required by the utility companies in order to provide utility service to the Demised Premises for the Business. Landlord shall execute and deliver such documents and take such actions as may be reasonably required in connection therewith. Tenant shall pay (or reimburse) Landlord for Landlord's reasonable attorney's fees and other reasonable out-of-pocket expenses incurred in connection with the foregoing promptly upon Landlord's request to Tenant for such reimbursement.

     7.3. Landlord hereby reserves the right at any time during the Term to encumber the Demised Premises with easements for utility facilities, if and when such easements are necessary in Landlord's reasonable judgment to provide utility service to Tredegar Complex, or any portion thereof; provided, however, that the installation and operation of utility facilities within the areas encumbered by such easements will not materially interfere with Tenant's operation of the Business. Before granting any such easement, Landlord shall serve notice upon Tenant of Landlord's intention to grant such easement, which notice shall set forth reasonable details of the location, nature and purpose of such proposed easement as well as a description of the utility facilities to be located therein. If within 20 days of

Landlord's service of such notice, Tenant, in its reasonable judgment determines that either (a) the granting of such easement is not necessary to serve the Tredegar Complex with any utility, or (b) that the existence of such easement will materially interfere with Tenant's operation of the Business, and within such 20-day period serves notice of its determination upon Landlord, the matter shall be submitted to arbitration in accordance with Article 41, and the easement shall be granted or not granted in accordance with the decision rendered in such arbitration. Upon Landlord's granting of any easement in accordance with this Section 7.3, Tenant's leasehold interest in the Demised Premises shall, without any further act on the part of any party, become subject and subordinate to such easement and the beneficiaries thereof in accordance with the terms thereof, and, upon the request of either party, the other party shall promptly execute an agreement modifying this Lease to reflect such subjugation and subordination.

                                    ARTICLE 8
                                    INSURANCE

     8.1. Tenant, at its sole cost and expense, shall keep the Improvements and the Equipment insured, during the term of the Lease, against loss or damage under an all risk policy, without exclusion of any of the perils covered by a standard form fire and extended coverage policy and including, without limitation, to the fullest extent obtainable (with any exception to be subject to Landlord's consent, which shall not be unreasonably withheld), coverage for damage caused by earthquake, earth movement, flood, collapse and freeze, in an amount not less than the full repair and replacement cost of the Improvements and the Equipment under a policy of insurance containing no provisions whereby the insured thereunder could be deemed a "co-insurer" to any extent whatsoever. Such all risk policy shall include (i) boiler and machinery insurance, under "comprehensive form" endorsement, of the type currently carried by Landlord, provided the Improvements contain equipment of the nature ordinarily covered by such insurance in such limits as may reasonably be required by Landlord from time to time, and (ii) business interruption insurance sufficient to provide not less than 12 months' coverage of all Rent and Additional Rent payable hereunder .

     8.2. Tenant, at its sole cost and expense, shall maintain:

          (a) comprehensive general liability insurance or commercial general liability insurance, in either case written standard forms, including, without limitation, contractual liability insurance, on an "occurrence basis", against claims for bodily injury (including death), personal injury and property damage, occurring on, in or about the Common Areas, the Demised Premises or any elevator or any escalator therein and on, in or about the adjoining sidewalks, streets and passageways, or in connection with operations thereon, such insurance (which may be effected under a policy affording excess liability coverage (i.e., an "umbrella" policy) with respect to one or more properties other than the Demised Premises owned by the Tenant or any other Affiliate of CPG, and which excess liability insurance policy shall not be deemed to be a blanket policy for purposes of Section 8.8) to afford minimum protection, during the Term of annual aggregate limits of not less than $20,000,000 in respect of (x) bodily injury (including death) or personal injury to any one person and property damage and (y) any one "occurrence" involving any one or more persons or properties;

          (b) workers' compensation insurance which provides for the applicable statutory benefits, including Employer's Liability insurance in an amount not less than $1,000,000, covering all persons employed by the Tenant in connection with the Demised Premises;

     8.3. Tenant, at its sole cost and expense, shall also maintain such other insurance, in such amounts as may from time to time be reasonably required by Landlord against other insurable hazards and risks, due regard being given to what is customary in the paper industry, the height and type of buildings which are part of the Improvements, their construction, use and occupancy and the type and use of Equipment.

     8.4. Tenant shall not violate or permit to be violated any of the conditions or provisions of any policy provided for in Sections 8.1, 8.2, or
8.3. For all purposes of this Lease, "full repair and replacement cost" means the actual replacement cost of the Improvements and the Equipment without physical depreciation. Tenant shall determine annually and submit to its insurance carrier and to Landlord a schedule of values for the Demised Premises and the Equipment. If Landlord and Tenant cannot agree, in their respective reasonable judgments, as to the adequacy of such values, then Tenant shall cause the Demised Premises and the Equipment to be appraised by one of the insurers or by an architect, appraiser or appraisal company, selected and paid by Tenant and reasonably acceptable to Landlord and such appraisal shall be used to determine the values mutually agreeable to Landlord, Tenant and Tenant's insurers in their respective reasonable judgments, but Landlord shall not arbitrarily or unreasonably require such appraisal to be made, nor shall such appraisal be required to be made more frequently than once every 36 months. If a dispute between Landlord and Tenant arises in the application of Sections 8.1 or 8.3 or this Section 8.4, such dispute shall be determined by arbitration in the manner provided in Article 41, except that Landlord's requirements with respect to the amounts of any insurance in Section 8.3 shall be deemed reasonable if the amounts required do not exceed the amounts then customarily maintained by prudent operators of buildings and equipment of similar construction, use and class in the area in which the Demised Premises is located. Until the resolution of any such dispute Tenant shall carry the insurance that Tenant agrees to be required under this Article 8 and shall also carry insurance as required by Landlord, subject to reimbursement from Landlord of excess insurance premiums, plus interest at the

Default Rate if the decision in the arbitration is in favor of Tenant

     8.5. All insurance provided for under this Lease shall be effected under valid and enforceable policies in such forms and amounts as may, from time to time, be required as herein and elsewhere specified in this Lease, issued by insurers mutually acceptable to the parties or insurers of recognized responsibility that are licensed to do business as admitted carriers in the state in which the Demised Premises are located, are rated "A" or better by Best's Key Rating Guide or, if there is no Best's Key Rating Guide, a comparable rating by another national rating organization mutually acceptable to the Landlord and Tenant. Upon execution of this Lease, and thereafter on or before the expiration dates of the expiring policies theretofore furnished pursuant to this Article, certificates, or copies of binders, of insurance reasonably satisfactory to Landlord and, upon request, true and complete copies of the policies involved, shall be delivered by Tenant to or as directed by Landlord. Landlord agrees that, on any copy of an insurance policy Tenant delivers to Landlord, any information disclosing the amount of the premium paid by Tenant for the insurance evidenced by such policy and other information specific to properties other than, and which does not relate to, the Demised Premises or the Equipment, may be deleted or rendered illegible. Each policy of insurance procured pursuant to this Article 8 shall contain either (i) a waiver by the insurer of any right of subrogation against Landlord or (ii) a statement that the insurance shall not be invalidated should any insured waive in writing prior to a loss any or all right of recovery against any party for loss occurring to the property described in the insurance policy and the insurer will be bound by such waiver. Tenant hereby waives all claims against Landlord for damages to goods, inventory, equipment and other property of Tenant in, upon or about the Demised Premises or the Common Areas or in connection with the operations conducted on either and for injury to Tenant, its agents or third persons in or about the Demised Premises or the Common Areas from any cause arising at any time. Tenant shall not carry separate or additional insurance, concurrent in form or contributing, in the event of any loss or damage, with any insurance required to be obtained by Tenant under this Lease without the prior consent of the Landlord which consent shall not be unreasonably withheld or delayed.

     8.6. All policies of insurance provided for in Sections 8.1, 8.2 and 8.3 (except for the insurance provided for in Section 8.2.(b)) shall insure
Landlord as an additional named insured and loss payee. All policies of insurance provided for in Sections 8.1, 8.2 (except for the insurance provided for in Section 8.2.(b), which may contain deductible clauses allowing deductibles and self-insured retentions in such amounts selected by Tenant in its sole discretion) and 8.3 may contain deductible clauses allowing deductibles and self-insured retentions in the case of each type of coverage required (i.e. property insurance and liability insurance), in the aggregate amount of not more than the "Deductible Amount" as defined in Section 8.11. The proceeds of any property insurance covering the Demised Premises and the Equipment, shall be payable (i) to the Tenant in the case of any particular casualty resulting in damage or destruction not exceeding the Deductible Amount in the aggregate, or (ii) to Landlord or, at Tenant's option, to a bank or trust company designated under
Section 8.10 as insurance trustee for the purpose set forth in Section 8.10 in the case of any particular casualty resulting in damage or destruction exceeding the Deductible Amount in the aggregate. All such policies shall provide that the loss, if any, thereunder shall be adjusted and paid as hereinabove provided. Each such policy shall contain (a) a provision that no act or omission of Tenant which would otherwise result in a forfeiture or reduction of the insurance therein provided shall affect or limit the obligation of the insurance company so to pay in accordance with this Section 8.6 the amount of any loss sustained to the interests of Landlord and (b) an agreement by the insurer that such policy shall not be cancelled without at least thirty (30) days prior written notice to Landlord.



     8.7. The proceeds of any property insurance provided for in Sections 8.1 and 8.3 shall be adjusted with the insurance companies (i) by Tenant in the case of any particular casualty resulting in damage or destruction not exceeding twice the Deductible Amount in the aggregate, or (ii) by Landlord and

Tenant in the case of any particular casualty resulting in damage or destruction exceeding twice the Deductible Amount in the aggregate.

     8.8. Nothing in this Article 8 shall prevent Tenant from taking out insurance of the kind and in the amounts and with companies as otherwise provided for in this Article 8 under a policy or policies of blanket insurance which can cover other properties as well as the Common Areas, the Demised Premises and the Equipment; provided, however, that the total amount of the insurance shall be such as to furnish in protection the equivalent of separate policies in the amounts herein required; and provided, further, that any such policy of insurance provided for under this Article 8 shall specify therein, or Tenant shall furnish Landlord with a written certification from the insurers under such policies or the authorized representative of such insurers specifying, the total amount of the insurance allocated to the Common Areas, the Demised Premises and the Equipment, which amount shall not be less than the amount required by Sections 8.1, 8.2 and 8.3 to be carried.

     8.9. Tenant shall furnish Landlord annually a certificate signed by an authorized officer of Tenant containing a summary of the insurance coverages then outstanding and in force on the Common Areas, the Demised Premises or the Equipment prepared for Tenant by its insurance broker and stating that such insurance complies with the requirements of this Article 8.

     8.10. Any monies, or the equivalent thereof, to be paid to or deposited with Landlord pursuant to this Article 8, shall, at the option of Tenant, be deposited for the benefit of Landlord and Tenant, as their respective interests may appear, with a bank or trust company with offices in the state in which the Demised Premises are located selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed, to act as an insurance trustee or depositary, as the case may be, for the purposes set forth in this Lease, to be disbursed in accordance with the provisions of Section 9.2. Tenant shall pay all charges and fees, including fees of attorneys, engineers and architects, of the bank or trust company that performs the functions of such insurance trustee or depositary.

     8.11. The "Deductible Amount" for any calendar year shall be the product of
(a) $250,000, times (b) a fraction the numerator of which shall be the "PPI", as defined below, last published before the end of the calendar year in which the determination of the Deductible Amount is being made and the denominator of which shall be the PPI last published before the last day of the 1990 calendar year. "PPI" shall be the U.S. Department of Labor, Bureau of Labor Statistics, Producer's Price Index for Capital Equipment, Paper Industries Machinery (June 1982=100), or, in the event such index is no longer published, a similar index mutually acceptable to the parties.

                                    ARTICLE 9
                              DAMAGE OR DESTRUCTION

        9.1. (a) In the case of any particular casualty to the Improvements or the Equipment (including any such casualty occurring after the date of the Asset Purchase Agreement but prior to the date of this Lease), resulting in damage or destruction exceeding $100,000 in the aggregate, the Tenant shall promptly give written notice thereof to Landlord. Without limiting Tenant's right to terminate this Lease in accordance with Section 32.7 and regardless of the amount of any damage or destruction, Tenant shall, except as may be hereinafter expressly provided, at its sole cost and expense, and whether or not the insurance proceeds, if any, shall be sufficient for the purpose, restore, repair, replace, rebuild or alter (including any necessary demolition) the Improvements and the Equipment as nearly as possible to their quality, condition and character immediately prior to such damage or destruction, with such Alterations as Tenant may elect to make in accordance with Article 12. Such restoration, repairs, replacements, rebuilding or alterations shall be commenced with reasonable promptness and prosecuted with reasonable diligence.

              (b) Notwithstanding anything to the contrary contained in this Lease, including without limitation, the provisions of this Article 9, if Tenant exercises its right to terminate this Lease as provided in Section 32.7, Tenant shall not be obligated to restore, repair, replace, rebuild or alter the Improvements and the Equipment if Tenant pays to Landlord, at or before

Tenant's termination of this Lease, an amount equal to all insurance proceeds that are or would be payable as a result of such casualty under property insurance policies required to be maintained by Tenant under Sections 8.1 and 8.3, together with an amount equal to the aggregate applicable deductible amounts carried by Tenant under the policies evidencing such insurance coverage.

        9.2. All insurance proceeds received by Landlord or any insurance trustee selected by Tenant pursuant to Section 8.10, on account of such damage or destruction, less the actual third party costs, fees and expenses, if any, incurred in connection with adjustment of the loss, shall be applied to pay or reimburse Tenant for the payment of the costs of the aforesaid restoration, repairs, replacements, rebuilding or alterations (all of which are hereinafter collectively referred to as the "restoration"), and shall be paid out from time to time as such restoration progresses upon the written request of Tenant which shall be accompanied by reasonable evidence of the incurrence of the costs involved. Any such restoration shall be made in accordance with plans and specifications prepared by architects and/or engineers approved by Landlord, which approval shall not be unreasonably withheld or delayed. If such restoration will result in any material change to the Improvements or Equipment being restored from the condition of such Improvement or Equipment immediately before the casualty, such restoration shall be made substantially in accordance with plans and specifications approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed, except that, with respect to the exterior surfaces and treatments of the Improvements, Landlord in its sole discretion may withhold its approval of any repair to or restoration of such exterior that would not result in such exterior's being restored to substantially the same condition and configuration (including being constructed of the same types of materials) existing before the occurrence of such casualty damage. Landlord's review of any such plans and specifications shall be at its sole cost and expense. If Landlord receives any insurance proceeds on account of such damage or destruction, Landlord shall during the Term hold such proceeds in trust for the purposes set forth in Sections 9.l.(b) and 9.2. If the insurance money at the time available for the purpose, less the actual third party costs, fees and expenses, if any, incurred in connection with the adjustment of the loss, shall be insufficient to pay the entire cost of such restoration, Tenant will pay the deficiency; provided, however, that if and to the extent that Tenant shows by demonstrable evidence that the sum of the insurance proceeds under the property insurance coverage required to be maintained under Article 8, together with the amount of the deductible allowed hereunder in respect of such coverage, will not or would not be sufficient to repair or restore the exterior surfaces and treatments of the Improvements to the condition in which such surfaces and treatments are required to be maintained hereunder as a result of the scarcity or unique characteristics of the materials and/or labor required to be incorporated in such restoration or repair, and if Landlord nonetheless requires that such surfaces and treatments be so restored or repaired, Landlord shall reimburse Tenant for the additional costs of such restoration or repair over the costs of the restoration and repair of such surfaces and treatments that are or would be covered by the proceeds of such insurance together with such deductible amount. Upon receipt by the Landlord or such insurance trustee of reasonable evidence that the restoration has been completed, any balance of the insurance money held by Landlord or such insurance trustee selected by Tenant hereunder shall be paid to Tenant.

        9.3. No destruction of or damage to the Demised Premises or any part thereof by fire or any other casualty shall terminate or permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay the Basic Rent and Additional Rent and other charges payable under this Lease or from any of its other obligations under this Lease, and Tenant waives any rights now or hereafter conferred upon it by statute or otherwise to quit or surrender this Lease or the Demised Premises or any part thereof, or to any suspension, diminution, abatement or reduction of rent, on account of any such destruction or damage. The provisions of this Section are not intended to, and shall not, limit or restrict Tenant's right to exercise its right to terminate this Lease in accordance with the provisions of this Section 9.3.

                                   ARTICLE 10
                                  CONDEMNATION

        10.1. The Tenant hereby assigns to the Landlord any award, payment or compensation to which it may be or become entitled during the Term by reason of any taking of the Demised Premises or a part thereof, or such items of the Equipment as may constitute a part of the Demised Premises because such items are fixtures or for some other reason or a part thereof, in or by a Proceeding by any governmental authority, civil or military, whether the same shall be paid or payable in respect of the Tenant's leasehold interest hereunder or otherwise, provided that such award, payment or compensation and any interest or income earned thereon shall be held in trust by Landlord and shall be applied as hereinafter provided for in this Article 10. Tenant shall have the right at its sole cost and expense to assert a claim for its equipment, trade fixtures and other personal property and for its relocation expenses. Landlord and Tenant shall be entitled to participate in any such Proceeding and each shall pay its own costs and expenses in connection therewith. Landlord and Tenant shall each notify the other of any such Proceeding.

        10.2. If during the Term the Demised Premises shall be taken in its entirety, taken in substantially its entirety, or such portion is taken that Tenant, in its reasonable judgment, determines that it can no longer conduct its business at the Demised Premises with economic feasibility (any of which occurrences shall be a "Total Taking") in or by a Proceeding, then this Lease shall terminate as of the effective date of such taking, and Tenant shall, on or before the date of such termination, pay to Landlord an amount equal to the Premium Amount, which, at Tenant's election may be paid by Tenant's delivery to Landlord of Tenant's non interest bearing promissory note in the original principal amount of the Premium Amount, made upon the terms described in Section 32.7, mutatis mutandis, and guaranteed under the Note Guaranty. Upon the occurrence of a Total Taking, Landlord shall pay to Tenant the portion of any award received by Landlord in respect of such Total Taking that is attributable to Tenant's leasehold interest in the Demised Premises and the Equipment. If any order, or similar decision, of any Governmental Authority rendered in connection with such Total Taking allocates a portion of such award to such leasehold interest, such order or decision shall be controlling upon the parties as to the issue of such allocation. If no such allocation is made on any such order or decision, and the parties fail to agree upon such allocation within a reasonable period of time after the occurrence of such Total Taking, such allocation shall be determined by arbitration in accordance with Article
41. If during the Term a portion of the Demised Premises, but less than the entire Demised Premises, shall be taken in or by any Proceeding, but no Total Taking has occurred, then this Lease shall continue in full force and effect, and the Tenant's obligation to pay the Basic Rent, Additional Rent and all other charges on the part of the Tenant to be paid and to perform all other covenants and agreements on the part of the Tenant to be performed shall not be affected by any such taking of the Demised Premises and/or the Equipment, and the Tenant hereby waives the provisions of any statutes or laws now or hereafter in effect contrary to such obligation of the Tenant as herein set forth or which relieves the Tenant therefrom. In such event, any portion of such award or awards collected by the Landlord and necessary to pay costs of demolition, repair and restoration required as a result of the taking in any such proceeding, shall be delivered by the Landlord to the Tenant and shall be applied and paid over by the Tenant toward the cost of any demolition, repair and restoration required as a result of the taking in any such Proceeding, which demolition, repair and restoration shall be undertaken by Tenant in substantially the same manner specified in Section 9.1 (and Tenant's obligations with respect to repair or restoration of the exterior surfaces and treatments of the Improvements shall be as specified in Section 9.1, mutatis mutandis). Any balance of the award remaining after payment of such costs of demolition, repair and restoration shall be retained by the Landlord. The provisions of this Section are not intended to, and shall not, limit or restrict Tenant's right to exercise its right to terminate this Lease in accordance with the provisions of
Section 32.7; and, notwithstanding the preceding provisions of this Section 10.2, if (x) Tenant exercises such right of termination within 60 days of the date Tenant receives notice of any such condemnation Tenant shall not be obligated to repair or restore the damage caused by such condemnation except to the extent required under Article 13; provided, however that if Tenant terminates this Lease pursuant to Section 32.7, Tenant shall return to the Landlord upon such termination any portion of the award payable with respect to such taking that Tenant shall have theretofore received to the extent not applied by Tenant to the repair or restoration of such damage.

        10.3. If the whole or any part of the Demised Premises, or of Tenant's leasehold estate under this Lease, shall be taken in or by a Proceeding for temporary use or occupancy, the foregoing provisions of this Article 10 shall not apply and Tenant shall continue to pay, in the manner and at the times specified in this Lease, the full amounts of the Basic Rent and Additional Rent and other charges payable by Tenant under this Lease, and Tenant shall perform and observe all of the other terms, covenants, conditions, and obligations of this Lease upon the part of Tenant to be performed and observed, as though such taking had not occurred. Tenant shall be entitled to receive the entire amount of the award with respect to such temporary taking, whether paid by way of damages, rent, or otherwise, unless such period of temporary use or occupancy shall extend beyond the termination of this Lease, in which case such award, if paid in a lump sum, shall be apportioned between Landlord and Tenant upon receipt thereof as of the date of termination of this Lease. If such award is paid in installments, Tenant shall be entitled to those installments covering any period prior to the termination of this

Lease and Landlord shall be entitled to the remaining installments (any installments covering a period both before and after the termination of this Lease shall be apportioned between Landlord and Tenant as of the date of the termination of this Lease). Tenant shall, upon the expiration of any such period of temporary use or occupancy during the Term, restore the Improvements and/or the Equipment to the condition in which the same are required to be maintained hereunder, subject to Tenant's rights to make changes or alterations pursuant to Article 12. Any portion of the award received by Tenant as compensation for the cost of restoration of the Improvements and/or the Equipment shall, if such period of temporary use or occupancy shall extend beyond the Term, be paid to Landlord on the date of termination of this Lease to the extent not theretofore disbursed by Tenant in connection with restoration of the Improvements and/or the Equipment.

        10.4. Any award, payment or compensation in excess of $25,000 received by Landlord by reason of any taking of the Demised Premises or any part thereof shall be held in trust for the purposes set forth in this Article 10 and shall be invested, pending disbursement in accordance with this Article 10, through the bond department of any money center bank whose deposits are insured by the Federal Deposit Insurance Corporation as follows:

              (a) U.S. treasury bills; or

              (b) money market funds, to the extent mutually agreed by Landlord and Tenant.

                                   ARTICLE 11
                             MAINTENANCE AND REPAIRS

        11.1. Throughout the Term the Tenant shall, at its sole cost and expense, take good care of the Demised Premises and of the Equipment, and keep the same (regardless whether any portion of the Demised Premises or the Equipment has been retired, temporarily or permanently, from use in Tenant's operation of the business) in at least as good order, condition and repair, ordinary wear and tear and obsolescence excepted, as the condition and repair in which the Demised Premises and the Equipment are delivered to Tenant by Landlord at the commencement of the Term, and shall make all necessary repairs, renewals, replacements and alterations thereto, interior and exterior (except to the extent that Landlord's consent to any exterior repair, renewal, replacement or alteration is withheld), structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen including, in respect of the Equipment, supplying all service and parts and other items required for operation and maintenance thereof; provided, however, that (except to the extent necessary to comply with the provisions of Article 13) Tenant shall make no repairs, renewals, replacements or alterations to the exterior surfaces or treatments of the Improvements without the consent of the Landlord, which may be withheld in the sole discretion of the Landlord. Except as expressly set forth in Section 9.2, Section 10.2 or in the next succeeding sentence, the Landlord shall not be required to make or pay for any repairs or alterations in or to the Demised Premises or the Equipment, the Tenant hereby assuming the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises and the Equipment during the Term. Landlord agrees that if repairs to any of the surfaces or treatments of the exterior of the Improvements are necessary, and such repairs or restoration are not covered by the property insurance required to be maintained under Article 8, and to the extent that Tenant shows by demonstrable evidence that the sum of the insurance proceeds under the property insurance coverage required to be maintained under Article 8, together with the amount of the deductible allowed hereunder in respect of such coverage, would have been (if such repairs or restoration had resulted from events or occurrences that are or would have been covered under such insurance) insufficient to repair or restore the exterior surfaces and treatments of the Improvements to the condition in which such surfaces and treatments are required to be maintained hereunder as a result of the scarcity or unique characteristics of the materials and/or labor required to be incorporated in such restoration or repair, and if Landlord nonetheless requires that such surfaces and treatments be so restored or repaired, Landlord shall reimburse Tenant for the additional costs of such restoration or repair over the costs of the restoration and repair of such surfaces and treatments that would have been covered by the proceeds of such insurance together with such deductible amount had such repairs or restoration resulted from events or occurrences that would have been covered by such insurance. The necessity for and adequacy of repairs to the Improvements and the Equipment pursuant to this
Article 11 shall be measured by the standards which are generally appropriate for equipment and improvements of the same kind and character used in the Business, except that Landlord may require that the surfaces and treatments constituting the exterior of the Improvements be maintained in substantially the same condition and configuration as existing at the commencement of the Term. Nothing contained in this Section 11.1 shall modify the provisions of Articles 42 through 45, inclusive.


        11.2. With respect to any lease of Leased Equipment pursuant to which Tenant has any option to extend or renew the term thereof, purchase any or all of the property leased thereunder, or exercise any other option, election or right with respect to such equipment, Tenant agrees to give notice to Landlord, not later than 60 days before the last day (the "Buy-Out Date") upon which such right, election or option may be exercised, of Tenant's decision with respect to each such option, election or right available to it. Tenant hereby acknowledges that Landlord will rely upon such notice from Tenant with respect to Tenant's exercise of any such election, option or right, and Tenant agrees to exercise, or refrain from exercising, as the case may be, each such election, option or right in accordance with Tenant's notice served upon Landlord. Tenant shall have the right at its sole cost and expense, to exercise any such option, election or right. Upon Tenant's obtaining clear title to any Leased Equipment pursuant to the exercise of any such election, option or right, such Leased Equipment shall become solely the property of Tenant and Tenant may thereafter remove any such Leased Equipment from the Demised Premises at any time. If Tenant elects not to exercise any such option, election or right with respect to any Leased Equipment, Landlord shall have the right to exercise any such option, election or right, and, upon Landlord's obtaining clear title to such Leased Equipment, Landlord may remove such Leased Equipment from the Demised Premises without any payment to Tenant.

        11.3. The Tenant covenants not to alter or add new equipment or machinery to the Demised Premises so as to cause any overloading of the floors of any buildings contained in the Demised Premises or the electrical equipment therein contrary to the applicable Certificate of Occupancy, Board of Fire Underwriters certificate or law.

                                   ARTICLE 12
                                   ALTERATIONS

        12.1. Except as provided in Article 12.l.(b), Tenant shall make no changes, replacements, alterations, additions, enlargements or expansions in, of or to the Improvements or the Equipment nor shall Tenant construct additional buildings or improvements on the Demised Premises (all of the foregoing hereinafter collectively called "Alterations" and each individually called an "Alteration"), except for any Equipment or Improvement that Tenant is entitled to remove without Landlord's consent pursuant to Article 25, without Landlord's written consent; provided, however that the provisions of this Section 12.1 shall not apply to the removal of any moveable Equipment for which Equipment of no less value and utility in the Business is substituted.

              (a) No particular Alteration involving an estimated cost of more than $250,000 shall be undertaken except after twenty (20) days prior written notice to Landlord.

              (b) There shall be no consent required from Landlord for any non-structural Alteration if the Alteration (i) does not involve any change to the exterior of any Improvement, (ii) does not require the removal of any Equipment or Improvement that Tenant is otherwise prohibited under the terms of this Lease from removing, and (iii) either (A) does not result in the reconfiguration or change in purpose of any major functional unit of Equipment, or (B) requires the expenditure of less than $250,000. There shall be no consent required from Landlord for any structural Alteration that requires the expenditure of less than $25,000. Any Alterations will be made substantially in accordance with plans and specifications approved in writing by Landlord, such approval not to be unreasonably withheld, the failure of Landlord to disapprove of such plans and specifications within 30 days after receipt being deemed approval. A copy of plans and specifications in such reasonable detail as will permit Landlord to exercise its judgment shall be submitted to Landlord in connection with Alterations under this Section 12.1.(b).
Landlord's failure to serve notice upon Tenant of Landlord's election to withhold consent for any Alteration within 30 days after Landlord's receipt of the plans and specifications for such Alteration required to be delivered as set forth in the preceding sentence shall be deemed Landlord's consent to such Alteration.

              (c) No Alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of the Governmental Authorities. Landlord shall join in the application for such permits or authorizations whenever such action is necessary, but without any liability or expense to Landlord.

              (d) Any Alteration allowed hereunder shall be made promptly and in a good and workmanlike manner, and, if such Alteration requires the consent of the Landlord, it shall be made substantially in accordance with plans and specifications approved by the Landlord. Any Alteration shall be made in compliance with all applicable permits and authorizations and building and zoning laws and with all other applicable laws, ordinances, orders, rules, regulations and requirements of all the Governmental Authorities, any national or local Board of Fire Underwriters (if required by law or Tenant's insurance carrier), or any other body hereafter exercising functions similar to those of any of the foregoing.

              (e) The cost of any such Alterations shall be paid by Tenant to the extent required to prevent any lien or other interest from attaching to or arising on any portion of the Demised Premises or the Equipment.

              (f) Tenant shall cause workers' compensation insurance including Employer's Liability insurance in an amount not less than $1,000,000, covering all persons employed in connection with the installation or construction of the Alteration and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant, the Demised Premises or the Equipment, to be maintained at all times when any work is in process in connection with any Alteration.

              (g) All Equipment, whether originally leased hereunder, replaced or restored by the Tenant or added by the Tenant to the Equipment as an Alteration, shall be and shall remain a part of the Equipment and shall not be removed by the Tenant except as may be specifically provided in Article 25.

              (h) Upon completion of any Alteration for which plans and specifications are required to be delivered to Landlord, Tenant shall deliver to Landlord three copies of "as-built" plans for such Alteration if Tenant otherwise prepares such plans. Tenant shall prepare such plans if Landlord prior to the date hereof would ordinarily have prepared such plans for a similar Alteration.

        12.2. No approval of plans or specifications by Landlord or consent by Landlord allowing Tenant to make Alterations to the

Demised Premises or the Equipment shall in any way be deemed to be an agreement by Landlord that the contemplated Alterations comply with requirements of the Governmental Authorities or any insurance policy affecting the Demised Premises, the Equipment or any certificates of occupancy for the Improvements nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant of any of the terms of this Lease.

                                   ARTICLE 13
                               COMPLIANCE WITH LAW

        13.1. The Tenant shall during the Term, at its sole cost and expense, promptly comply with all laws, ordinances, orders, rules, regulations and requirements of the Governmental Authorities, any national or local Board of Fire Underwriters (to the extent also required by any Governmental Authorities or any of Tenant's insurance policies), any insurer of the Demised Premises or the Equipment or any other body exercising functions similar to those of any of the foregoing, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Demised Premises or to the use, manner of use or occupancy thereof whether or not the same shall necessitate structural repairs or alterations or interfere with the use or occupancy of the Demised Premises and to the Equipment and the use and manner of use thereof, whether or not the same shall interfere with the use of the Equipment.

        13.2. The Tenant shall not cause, maintain or permit any nuisance in or upon the Demised Premises. The Tenant shall not suffer or permit the Demised Premises, or any portion thereof, to be used by the public, as such, in any way as to impair the Landlord's title thereto.

        13.3. Tenant shall have the right to contest by appropriate legal proceedings, in the name of Tenant or Landlord or both, without cost or expense to Landlord, the validity or application of any law, ordinance, order, rule, regulation, or requirement referred to, and if, by the terms of any such law, ordinance, order, rule, regulation, or requirement, compliance therewith pending the prosecution of any such proceeding may legally be held in abeyance without the incurrence of a lien, charge, or liability against the Demised Premises or the Equipment and without subjecting Landlord to any civil or criminal liability for failure so to comply, Tenant may postpone compliance until the final determination of any proceedings, provided that all such proceedings shall be prosecuted with reasonable diligence and dispatch. Landlord agrees, upon reimbursement for any associated expense, to execute and deliver any papers which may be reasonably necessary to permit Tenant to contest the validity or application of any such law, ordinance, order, rule, regulation, or requirement in accordance with this Section 13.3.

                                   ARTICLE 14
                               DISCHARGE OF LIENS

        14.1. Tenant will not create or permit to remain, and will discharge, any lien, encumbrance or charge levied on account of any Imposition or any mechanic's, laborer's or materialman's lien or any security interest, conditional sale, title retention agreement or chattel mortgage, or otherwise (but not including any lien, encumbrance, or charge created by Landlord or any mortgage lien, mechanics lien or materialman's lien existing on the date hereof), upon the Demised Premises, the Equipment or any part thereof, having any priority or preference over or ranking on a parity with the estate, rights and interest of Landlord in the Demised Premises, the Equipment or any part thereof or the income therefrom, and Tenant will not suffer any other matter or thing to be done (other than by Landlord) whereby the estate, rights and interest of Landlord in the Demised Premises, the Equipment or any part thereof might be impaired; provided that any Imposition may, after the same becomes a lien on the Demised Premises or the Equipment, be paid or contested in accordance with Article 6, and any mechanic's, laborer's or materialman's lien may be discharged in accordance with Section 14.2.

        14.2. If any mechanic's, laborer's or materialman's lien that Tenant is required to remove pursuant to Section 14.1 shall at any time be filed against the Demised Premises, the Equipment or any part thereof, Tenant, within 20 days of service of process on Tenant (or Landlord's notice to Tenant of such service of process upon Landlord) by the lienor to foreclose such lien or 10 days before the time for the first court appearance in response to such service, whichever is earlier, shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor, provided that Landlord pays the amount of the judgment in favor of the lienor with interest costs and allowances in a manner as to prevent any loss of title to the Demised Premises or the Equipment. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the Default Rate from the respective dates of the making of the payment or incurring of the cost and expense by Landlord shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

        14.3. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord or Tenant, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, or alteration to or repair of the Demised Premises, the Equipment or any part thereof.

                                   ARTICLE 15
                 RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

        15.1. In case of emergency or in case any fine, penalty, interest or cost may otherwise be imposed on or incurred by Landlord, the Landlord shall have the right at any time, with such notice as may be reasonable under the circumstances, to make any payment or perform any act required of the Tenant under this Lease. Furthermore, if Tenant has failed to make any payment or perform any act required to be made or performed by Tenant under this Lease and, as a result of such failure, there has occurred an Event of Default and any period of time allowed under this Lease for Tenant to cure such failure has expired, the Landlord shall have the right at any time to make any such payment or perform any such act. In exercising any right described in the preceding two sentences, Landlord may incur necessary and incidental costs and expenses, including reasonable fees and expenses of third party counsel, accountants, appraisers, architects and engineers. Nothing herein shall imply any obligation on the part of the Landlord to make any payment or perform any act required of the Tenant, and the exercise of the right so to do shall not constitute a release of any obligation or a waiver of any Default.

        15.2. All payments made by the Landlord and all costs and expenses incurred by the Landlord in connection with any exercise of the rights described in Section 15.1, together with interest at the Default Rate from the respective dates of the making of such payments or the incurring of such costs and expenses, shall


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be payable to the Landlord by the Tenant within 10 days after demand therefor accompanied by evidence reasonably establishing that the expenditure has been made. All sums which may become payable to Landlord by Tenant pursuant to this Article shall be deemed Additional Rent hereunder.

                                   ARTICLE 16
                        ENTRY ON PREMISES BY THE LANDLORD

        16.1. The Tenant shall permit the Landlord and the authorized representatives of the Landlord to enter the Demised Premises at all reasonable times during usual business hours for the purpose of (a) inspecting the same and
(b) making any necessary repairs to the Demised Premises and performing any work therein that may be necessary by reason of the Tenant's failure to make any such repairs or perform any such work after an Event of Default has occurred. Tenant shall be entitled to have its representative accompany each such visitor. Nothing herein shall imply any duty upon the part of the Landlord to do any such work which under any provision of this Lease the Tenant may be required to perform and the performance thereof by the Landlord shall not constitute a waiver of the Tenant's Default in performing the same. Landlord may, during the progress of any such work in the Demised Premises, keep and store therein or elsewhere upon the Demised Premises all necessary materials, tools, supplies and equipment. To the extent that Landlord exercises its right of entry under this
Article 16 in a manner designed to minimize interference with the normal business


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

operations of Tenant, the Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Tenant or any subtenant by reason of making such repairs or the performance of any such work, or on account of bringing materials, tools, supplies and equipment into or through the Demised Premises during the course thereof and the obligations of Tenant under this Lease shall not be affected thereby.

        16.2. The Landlord shall have the right at all reasonable times to enter upon the Demised Premises for the purpose of exhibiting the same to bona fide prospective purchasers and tenants. Tenant shall be entitled to have its representative accompany each such visitor.

        16.3. In the exercise of its rights under Section 16.1 or Section 16.2, Landlord shall disclose to Tenant either (a) the identity and business affiliation of any party, other than any employee of James River Corporation of Virginia or any Affiliate thereof, accompanying Landlord or its representative upon any visit to the Demised Premises, or (b) the fact that such party has declined to have such information disclosed to Tenant. Tenant shall have the right to take reasonable precautions, during any such visit, to safeguard against the disclosure of Tenant's trade secrets to any (i) third party in whose hands such trade secrets may, in Tenant's reasonable judgment, be used in a manner injurious to Tenant or the Business or (ii) any party described in clause
(b) of this Section 16.3.


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

                                   ARTICLE 17
                           ASSIGNMENT AND TRANSFERS OF
                          TENANT'S INTEREST; SUBLETTING

        17.1. (a) Except as expressly allowed under Section 17.l.(b), Section 17.l.(c) or Section 17.4 below, Tenant shall not assign to any party any of its rights under this Lease, nor shall Tenant sublease to any party any portion of the Demised Premises without the consent of Landlord, which consent may be withheld in the sole discretion of Landlord.

              (b) Tenant may assign the interest of the Tenant under this Lease to any Qualified Assignee in connection with Tenant's sale of the Business to such Qualified Assignee, or to any Appraisal Sale Buyer in connection with Tenant's sale of the Business to such Appraisal Sale Buyer in accordance with the provisions of Section 32.1. If Tenant assigns this Lease to a Qualified Assignee or an Appraisal Sale Buyer in accordance with this Section 17.l.(b), then upon delivery to Landlord of an agreement whereby such assignee assumes and agrees to keep, observe and perform the obligations to be kept, observed and performed by Tenant hereunder from and after the date of such assignment, the assigning Tenant shall be released from the performance of any and all such assumed obligations to be performed hereunder. Upon the assignment of the interest of Tenant under this Lease in accordance with the provisions of this
Section 17.l.(b), Landlord shall elect either (x) to reduce the Basic Rent by 42.73%, whereupon the assigning Tenant shall make and deliver to Landlord its non interest bearing promissory note


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

in the original principal amount of the Premium Amount, made upon the terms described in Section 32.7, mutatis mutandis, and guaranteed under the Note Guaranty, and Tenant and Landlord shall enter into a modification of this Lease effecting such reduction, or (y) not to reduce the Basic Rent hereunder, in which case, the assigning Tenant shall have no obligation to make and deliver any promissory note to Landlord. Notwithstanding the above, if this Lease is assigned as a result of the transfer of the stock of the Tenant, and the Landlord elects to reduce the Basic Rent as set forth above, the Tenant whose stock is transferred shall have no obligation to deliver a promissory note, but CPG shall deliver its non interest bearing promissory note in the original principal amount of the Premium Amount, made upon the terms described in Section 32.2, mutatis mutandis; provided, however, that CPG's obligations under such promissory note shall be subordinated on substantially the same terms as the Guarantor's obligations are subordinated under the Note Guaranty.

              (c) In addition to the rights hereinabove provided to the Tenant, the Tenant may at any time and from time to time without the prior consent of Landlord, assign the Lease and the interest of the Tenant under this Lease to CPG or any subsidiary of CPG, and may from time to time sublease all or any portion of the Demised Premises and the Equipment to CPG or any subsidiary of CPG.

              (d) The acceptance of an assignment or subletting of the Demised Premises by any assignee or subtenant shall be


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

construed as a promise on the part of such assignee or subtenant to be bound by and to perform all of the terms, conditions and covenants by which Tenant herein is bound. Notwithstanding any provision of this Lease to the contrary, no subtenant of all or any portion of the Demised Premises shall have the right to further sublease to any other party all or any portion of the Demised Premises. Any sublease pursuant to which any party subleases any portion of the Demised Premises shall require the sublessee thereunder to attorn to Landlord upon the expiration or termination of this Lease in the event this Lease expires or is terminated before the expiration or termination of such sublease. Except as may be otherwise expressly provided in Section 17.1.(b), no assignment or subletting shall be construed to constitute a novation or a release of any claim Landlord may then or thereafter have against Tenant hereunder. Landlord's consent to any assignment or subletting shall not be deemed a consent to any subsequent assignment or subletting and no assignee of this Lease or subtenant of the Demised Premises shall further assign this Lease or further sublease the Demised Premises without first obtaining the express consent of Landlord in the manner provided in this Article 17. Tenant shall furnish Landlord with a fully executed counterpart of any assignment or sublease of all or any part of the Demised Premises with reasonable promptness after the time such instrument is executed. Tenant hereby irrevocably assigns to Landlord, as additional security for Tenant's obligations under this Lease, all rent or other income from any


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subletting of all or part of the Demised Premises. Notwithstanding the foregoing, until the occurrence of an Event of Default, Tenant shall have the right to collect such rent and other income. Neither the collection of rent by Landlord from any assignee, subtenant or occupant of the Demised Premises nor the application thereof toward Tenant's obligations under this Lease shall be deemed an acceptance of any such assignee, subtenant or occupant as the Tenant under this Lease or a release of Tenant from the performance of the covenants herein contained on the part of Tenant to be performed. Nothing in the preceding sentence shall be deemed to modify any release of Tenant provided for in Section 17.l.(b).

        17.2. If Tenant requests Landlord to consent to a proposed assignment or sublease, Tenant shall pay to Landlord, whether or not such consent shall be ultimately granted, Landlord's reasonable attorneys' fees and expenses and any other costs incurred in connection with such request. Any assignment (by operation of law, as a result of merger, consolidation, reorganization, liquidation or otherwise) or other attempted disposition or encumbering of this Lease or any sublease hereof, or of the interest of Tenant hereunder, in violation of the provisions of, or not specifically permitted by, this Article 17 shall be invalid and of no effect against Landlord.

        17.3. For purposes of this Lease, the sale of substantially all of the assets of Tenant or any transfer of any interest in Tenant after which Tenant is no longer controlled by CPG shall be


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

considered an "assignment," and the buyer in such sale or the transferee in such transfer shall be considered an "assignee" and shall be subject to the provisions of this Article 17. Notwithstanding the foregoing sentence, neither the pledge of the capital stock of Tenant to an institutional lender as security for the repayment of indebtedness nor the acquisition by such lender of such stock in accordance with the arrangements by which such stock is pledged shall constitute an "assignment" hereunder, but any transfer of such stock to a third party, including without limitation any such transfer pursuant or subsequent to any transaction in the nature of a foreclosure or creditor's sale, shall constitute an "assignment" hereunder.

        17.4. (a) Notwithstanding the foregoing provisions of this Article 17, Tenant may, at any time and from time to time during the Term, mortgage the interest of Tenant under this Lease under one or more leasehold mortgages (any of which being a "Leasehold Mortgage") in favor of an institutional lender, and assign its interest in this Lease as collateral security for such Leasehold Mortgage, upon the condition that all rights acquired under such Leasehold Mortgage shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease, and to all rights and interests of Landlord herein, none of which covenants, conditions or restrictions is or shall be waived by Landlord by reason of the right given to so mortgage such interest in this Lease except as may be expressly provided herein. Neither any such Lender's purchase at foreclosure of


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

the interest of Tenant under this Lease nor the transfer of such rights by deed in lieu of foreclosure shall constitute an "assignment" hereunder, but any transfer of such rights to a third party, including without limitation any such transfer pursuant or subsequent to any foreclosure or delivery of a deed in lieu thereof shall constitute an "assignment" hereunder.

              (b) If Tenant shall mortgage its leasehold and if the holder of such Leasehold Mortgage (the "Leasehold Mortgagee") shall, within 30 days of execution of such Leasehold Mortgage send to Landlord a true and complete copy thereof, together with a written notice specifying the name and address of the Leasehold Mortgagee and the pertinent recording data with respect to such Leasehold Mortgage, Landlord agrees that after receiving such notice and so long as any such Leasehold Mortgage shall remain unsatisfied of record or until written notice of satisfaction is given by the Leasehold Mortgagee to Landlord, the following provisions shall apply:

                  (i) There shall be no cancellation, surrender or material modification of this Lease by joint action of Landlord and Tenant without the prior consent in writing of the Leasehold Mortgagee, unless Tenant has become contractually bound, before Landlord is given notice of the existence of such Leasehold Mortgage as provided above, to cancel, surrender or modify the Lease.

                  (ii) Landlord shall, upon serving Tenant with any notice of Default or with notice of any election by Landlord to


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

initiate arbitration pursuant to the terms of this Lease, simultaneously serve a copy of such notice upon the Leasehold Mortgagee.

                    (iii) Landlord shall accept the cure of any Default, or the performance of any of Tenant's other obligations hereunder, from the Leasehold Mortgagee to the same extent that Landlord is required to accept such cure or performance from Tenant hereunder, and any such cure or other performance made by the Leasehold Mortgagee shall be deemed hereunder to be performance by Tenant for purposes of determining whether Tenant has fulfilled its obligations under this Lease.

                    (iv) Landlord agrees that, at the sole cost and expense of Tenant, the name of the Leasehold Mortgagee may be added to the "loss payable" endorsement of any and all insurance policies required to be carried by Tenant under this Lease on the condition that the insurance proceeds under any such policy shall be applied in the manner specified in this Lease and that the Leasehold Mortgage shall so provide.

                    (v) Nothing contained herein shall require any Leasehold Mortgagee to cure any default of Tenant under this Lease. Furthermore, nothing contained in this Section 17.4 shall require any Leasehold Mortgagee, (a) as a condition to either (1) the exercise by any such Leasehold Mortgagee of any of its rights under this Section 17.4 or (2) the rights and protections provided for in this Section 17.4 for the benefit of each Leasehold Mortgagee, or (b) otherwise, to cure any Non-Curable


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

Default, as defined below, and Landlord's right to terminate this Lease by reason of a Non-Curable Default, as long as no other Event of Default has occurred and is continuing, and so long as the Lease otherwise remains in full force and effect, shall be of no force and effect as against a Leasehold Mortgagee, or (to the extent such Non-Curable Default existed at the time such purchaser purchased the Leasehold estate) any purchaser of the leasehold estate under this Lease at a foreclosure sale. As used above the term "Non-Curable Default" means a default or breach by Tenant described in either Section 22.1.
(d) or Section 22.1.(e).

                  (vi) If Landlord has been supplied with a copy of any contract to which Tenant, Guarantor and any Leasehold Mortgagee are parties pursuant to which Tenant, with the Guarantor's consent, has (a) assigned any right of Tenant to participate in any arbitration proceeding under this Lease, or (b) granted to such Leasehold Mortgagee the right to prevent, or withhold its consent to, any act or agreement of Tenant in any such arbitration proceeding, Landlord shall allow such Leasehold Mortgagee to participate in any such arbitration proceeding to the extent necessary for such Leasehold Mortgagee to exercise any such right and, if, but only if, such Leasehold Mortgagee actually does participate in any such arbitration proceeding within the time limits specified in Article 41, Landlord shall consider, and shall be entitled to treat, any act or decision of such Leasehold Mortgagee with respect to such arbitration proceeding to be the act or decision of Tenant to the extent


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

required by such contractual arrangement between Tenant, Guarantor and the Leasehold Mortgagee.

                                   ARTICLE 18
                      ADDITIONAL UNDERTAKING OF THE TENANT

        18.1. If for any reason (a) the Basic Rent payable by the Tenant to the Landlord pursuant to this Lease shall during the Term hereof (i) be diminished or subject to diminution through attachment, claim, demand, charge, lien, levy, process, encumbrance or by law, order or regulation of the Governmental Authorities; or (ii) be subject to withholding or diminution at the source, in either case by reason of any taxes, assessments, expenses, indebtedness, obligation or liabilities of any character, foreseen or unforeseen, and required to be paid by Tenant under this Lease, so that the Basic Rent or any part thereof would be unavailable to the Landlord, when due; or

              (b) if the Demised Premises or the Equipment shall be or become subject to or burdened by any lien, charge or encumbrance of any kind other than as permitted in this Lease and other than such created by Landlord;
then and in any such event, the Tenant promptly shall take, at any time and from time to time after notice by the Landlord, such action (including the payment of money to the Landlord) as may be necessary to (i) pay fully and discharge such taxes, assessments, expenses, indebtedness, obligations and liabilities, and to eliminate or nullify the cause of such attachment, claim, demand, charge, lien, levy, order, process, encumbrance, withholding or

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diminution, and (ii) eliminate or prevent any such diminution in the payment in full of the Basic Rent when the same is due and payable under this Lease. Nothing contained in this Section 18.1 is intended to modify any of the provisions of Section 6.4.

                                   ARTICLE 19
                   CONDITION OF AND TITLE TO DEMISED PREMISES

        19.1. Tenant acknowledges that the Demised Premises, the Equipment, the title thereto, and the present uses and non-uses thereof, have been examined by Tenant and that Tenant accepts the same in the condition or state in which they or any of them now are, without representation or warranty express or implied in fact or by law, and, except as provided in Section 1.2, without recourse to Landlord, as to the title thereto, the nature, condition or usability thereof or the use or uses to which the Demised Premises, the Equipment or any part thereof may be put.

                                   ARTICLE 20
                 INDEMNIFICATION OF THE LANDLORD AND THE TENANT

        20.1. The Tenant will indemnify and save harmless the Landlord from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable engineers', reasonable architects' and reasonable attorneys' fees and expenses (collectively "Liabilities" and individually, a "Liability"), which may be imposed upon or asserted against the Landlord by reason of any of the following occurring during the Term, provided that the


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Liability in question was not based upon, and did not arise out of, any facts, events, actions or omissions that existed or occurred prior to the date hereof:

              (a) any work or thing done in, on or about the Demised Premises, the Equipment or any part thereof;

              (b) any use, non-use, possession, occupation, condition, operation, maintenance or management of the Business, the Demised Premises, the Equipment or any part thereof or any street, alley, sidewalk, curb, passageway, or street adjacent thereto;

              (c) any negligence or willful misconduct of the Tenant or any agent, contractor, employee, licensee or invitee of the Tenant;

              (d) any accident or injury to any person (including death) or damage to property occurring in, on or about the Demised Premises or any part thereof or any street, alley, sidewalk, curb, passageway or space adjacent thereto;

              (e) any failure on the part of the Tenant to perform or comply with any of the agreements, terms or conditions contained in this Lease on its part to be performed or complied with;

              (f) any material interruption of, material interference with, or material adverse effect upon, the business or operation of the Landlord at the Headquarters to the extent resulting from the act or omission of the Tenant, or any agent, contractor, employee, licensee or invitee of the Tenant which act


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or omission is in breach of the Tenant's obligations under this Lease; or

              (g) any acts or omissions of Tenant, its employees, agents or contractors related to Tenant's use, operation, maintenance or repair of the water pumping and filtration system located in the basement of the building known as the "Riverside Building" located at the Headquarters.

              Subparagraph (f) above shall be applicable only to Articles 42 through 45, inclusive.

Landlord shall notify Tenant of any claim asserted against Landlord for which Landlord claims Tenant may have to indemnify Landlord hereunder. In the event that any action or proceeding shall be brought against the Landlord by reason of any matter covered by this Section 20.1, the Tenant, upon written notice from the Landlord will, at the Tenant's sole cost and expense, resist or defend the same.

        20.2. The Landlord will indemnify and save harmless the Tenant from and against any and all Liabilities incurred by Tenant by reason of any failure on the part of Landlord to perform and comply with any of the agreements, terms or conditions contained in this Lease on its part to be performed or complied with, including, without limitation, liabilities incurred as a result of (a) Landlord's negligence or willful misconduct in exercising Landlord's rights under Section 15.1 or Section 16.1, or (b) Landlord's material breach of its obligations described in Articles 42 through 45, inclusive.


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

        20.3. Each party shall indemnify and hold harmless the other party from and against all Liabilities which may be imposed upon the indemnified party as a result of the acts or omissions of the indemnifying party in or on the Common Areas to the extent such acts or omissions (a) result from the indemnifying party's negligence or willful misconduct, or (b) constitute a breach of the obligations of the indemnifying party under the terms of this Lease.

        20.4. The Tenant shall indemnify the Landlord against all reasonable legal costs and charges, including reasonable attorneys' fees and expenses, lawfully and reasonably incurred in obtaining possession of the Demised Premises and the Equipment after the occurrence of an Event of Default or after the Tenant's Default in surrendering possession upon expiration or earlier termination of the Term or enforcing any covenant or agreement of the Tenant herein contained.

        20.5. To the extent of the proceeds received by the indemnified party under any insurance furnished or supplied to the indemnified party, the indemnifying party's obligation to indemnify and save harmless the indemnified party against the hazard which is the subject of such insurance shall be deemed to be satisfied. The indemnification obligations set forth in this Article 20 shall survive any termination of this Lease or expiration of the Term.


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

                                   ARTICLE 21
                        EXCAVATIONS ON ADJOINING PROPERTY

        21.1. If any excavation or other building operation shall be about to be made or shall be made upon any premises or streets adjoining the Demised Premises, the Tenant shall at the direction of Landlord permit the owner or lessee of such adjoining premises and their respective representatives to enter the Demised Premises and to shore the foundations and walls thereof, and to do any other act or thing necessary for the safety or preservation of the Demised Premises. The Landlord shall not be liable for any inconvenience, annoyance, disturbance, loss of business or other damage arising therefrom and the Tenant's obligations hereunder shall not thereby be affected. Nothing in this Article 21 shall be construed as a waiver of any rights of the Tenant against persons other than Landlord.

                                   ARTICLE 22
                                     DEFAULT

        22.1. This Lease and the Term and estate hereby granted are subject to the limitations that if during the Term any one or more of the following acts or occurrences (any one of such occurrences or acts being hereinafter called an "Event of Default") shall happen:

              (a) The Tenant shall default in making the payment of any installment of (i) Basic Rent, or (ii) Additional Rent other than Additional Rent described in Section 22.1, and such payment


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shall not have been made within 5 business days after written notice from
Landlord that any such payment is overdue; or

              (b) The Tenant shall default in making payment of any installment of Additional Rent becoming due under Section 6.4, and such payment shall not have been made within 10 business days after written notice from Landlord that such payment is owing; provided, however, that if Tenant within 10 days after receipt of such notice shall give written notice to Landlord that it disputes the obligation to make such payment, the matter shall be determined by arbitration as provided in Article 41 and if it shall be determined in such arbitration that such payment of Additional Rent is owing, the time within which Tenant shall have to pay the same shall be computed from the date of receipt by Tenant of notice of such determination (but the extension of such time shall not affect any obligation of Tenant to pay interest, or the determination of the date from which interest shall accrue, as the same may be required under Section 41.2.(g)).

              (c) The Tenant shall default in the performance of any other covenant or agreement on the part of Tenant to be performed under this Lease, and such default shall continue for a period of 40 days after notice thereof, specifying such default, shall have been given to Tenant; provided, however, in the case of a default which cannot with reasonable diligence be remedied by Tenant within a period of 40 days, if Tenant shall commence within such period of 40 days to remedy the default and thereafter shall prosecute the remedying of such default with all reasonable


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

diligence, the period of time after the giving of such notice within which to remedy the default shall be extended for such period as may be necessary to remedy the same with all reasonable diligence and without limiting the generality of the foregoing, the period of time within which Tenant shall remedy any default shall be extended for delays resulting from any Force Majeure; and, provided further, that if Tenant within 15 days after Tenant's receipt of such notice of default shall dispute the existence of a default the matter shall be determined by arbitration as provided in Article 41 and if it shall be determined in such arbitration that Tenant is so in default, the time within which Tenant shall have to remedy the same shall be computed from the date of receipt by Tenant of notice of such determination;

              (d) The Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, composition, readjustment or similar relief under any present or future bankruptcy or other applicable law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Tenant or of all or any substantial part of its properties or of all or any substantial part of the Demised Premises or the Equipment; or

              (e) Within 90 days after the filing of an involuntary petition in bankruptcy against the Tenant or the commencement of any proceeding against Tenant seeking any reorganization,


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

composition, readjustment or similar relief under any law, such proceeding shall not have been dismissed, or if, within 90 days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of all or any substantial part of the properties of Tenant of all or any substantial part of the Demised Premises or the Equipment, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within 90 days after the expiration of any such stay, such appointment shall not have been vacated, or if within 90 days after the taking possession, without the consent or acquiescence of the Tenant, of the property of Tenant by any Governmental Authority pursuant to statutory authority for the dissolution or liquidation of Tenant, such taking shall not have been vacated or stayed on appeal or otherwise; then, and in such event, the Landlord may at its option, then or thereafter while any such Event of Default shall continue and notwithstanding the fact that the Landlord may have any other remedy hereunder or at law or in equity, by notice to the Tenant, designate a date, not less than 10 days after the giving of such notice, on which the Term shall terminate; and thereupon, on such date Tenant shall pay the Termination Fee and the Term and the estate hereby granted shall expire and terminate upon the date specified in such notice with the same force and effect as if the date specified in such notice were the date hereinbefore fixed for the natural expiration of the Term under Article 4, and all rights of the Tenant hereunder shall expire and terminate. If


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Landlord terminates this Lease in accordance with the provisions of this Section
22.1, Landlord shall, provided all payments due to Landlord from Tenant have then been received by Landlord, reimburse Tenant for the "Environmental Expenditures," as defined below, made by Tenant after the date hereof and before such termination. "Environmental Expenditures" shall mean the aggregate expenditures made by Tenant in respect of the Demised Premises that, if the same had been made by Custom Papers-Richmond, Inc. during the term of its April 20, 1991, lease from Landlord, would have constituted Losses subject to indemnification from James River Corporation of Virginia under Section 11.3 (without regard to any basket amounts) of the Asset Purchase Agreement less any portion of such expenditures for which Tenant has been reimbursed by James River Corporation of Virginia, any of its Affiliates or any other party, or for which Tenant has been reimbursed by any party (an "Environmental Indemnitee") having a right to recover any of such expenses from Landlord or James River Corporation of Virginia. Tenant agrees not to make a claim against any Environmental Indemnitee for any Environmental Expenditures for which Tenant makes a claim against Landlord hereunder, and Tenant agrees not to make a claim against Landlord hereunder for any Environmental Expenditures for which Tenant makes a claim against any Environmental Indemnitee; provided, however, that Tenant may make such duplicative claim in either case if (x) Tenant reasonably deems it necessary in order to preserve its right to make a claim against the second party


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upon which the claim is made, and (y) Landlord's reimbursement to Tenant (alone, or in conjunction with any termination of Tenant's claim against the Environmental Indemnitee) of the amount of such duplicative claim will prevent the Environmental Indemnitee from being entitled to any indemnity from Landlord or James River Corporation of Virginia in respect of the claim made by Tenant against such Environmental Indemnitee or Tenant has made other arrangements reasonably satisfactory to Landlord and Tenant to prevent such recovery by the Environmental Indemnitee after Landlord's reimbursement to Tenant, its having been agreed by the parties hereto that Landlord and James River Corporation of Virginia, taken together, shall not be required to indemnify and reimburse any Environmental Indemnitee and Tenant, respectively, in respect of the same Environmental Expenditure.

        22.2. Nothing contained in this Lease shall be deemed to prevent Landlord from maintaining any summary proceeding for the non-payment of rent or any plenary action for recovery of rent; provided, however, that Landlord shall not commence any such action before the occurrence of an Event of Default under
Section 22.1.

        22.3. If the Term is terminated as provided in Section 22.1, or as permitted by law, then the Tenant shall peaceably quit and surrender possession of the Demised Premises and the Equipment to the Landlord, and the Landlord may, without further notice enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or other judicial proceeding, and


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again have, possess and enjoy the same, and in any such event neither the Tenant nor any person claiming by, through or under the Tenant (by virtue of any law or an order of any court or otherwise) shall be entitled to possession or to remain in possession of the Demised Premises and the Equipment but shall forthwith quit and surrender the Demised Premises and the Equipment. Upon the termination of this Lease in accordance with Section 22.1, Landlord's only remedies against Tenant shall be (a) Landlord's right to have Tenant removed from the Demised Premises in accordance with any legal means available to Landlord, and (b) Landlord's right to recover any damages it sustains as a result of Tenant's failure to so remove from the Demised Premises or any failure of Tenant to pay the Termination Fee or perform any of its obligations accruing hereunder before the date of such termination; provided, however, that nothing herein contained shall limit or prejudice the right of the Landlord, in any bankruptcy or reorganization or insolvency proceeding, in the event Landlord is unable to avail itself of the remedies set forth above in this sentence, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or reorganization or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law.


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        22.4. Tenant hereby expressly waives, so far as permitted by law, the service of any notice to terminate or of intention to re-enter provided for in any statute, and Tenant, for and on behalf of itself and all persons claiming through or under Tenant, also waives any and all right of redemption or re-entry or re-possession or right to restore the operation of this Lease in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease. The foregoing shall not be deemed a waiver by Tenant of notices provided for in Section 22.1. Tenant, so far as permitted by law, waives and will waive the benefits of any present or future constitution, statute or rule of law that exempts property from liability for debt or for distress for rent and trial by jury in any action, proceeding or counterclaim brought by Landlord against Tenant on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of said premises, the Equipment, or any claim of injury or damage. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Lease, are not restricted to their respective technical legal meanings.

        22.5. Interest at the Default Rate shall accrue upon any Termination Fee, Basic Rent or Additional Rent payable under this Lease directly to Landlord during any period while the payment thereof by Tenant to Landlord may be overdue.


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                                   ARTICLE 23
                 ADDITIONAL RIGHTS OF THE LANDLORD AND TENANT

        23.1. If Landlord shall claim that Tenant is in default in the performance of any of its obligations under this Lease and an action shall be brought for the enforcement thereof in which it shall be finally determined (including any appeal process) that the Tenant was in default, the Tenant shall pay to the Landlord the expenses of Landlord incurred in connection therewith, including reasonable attorneys' fees and reasonable attorneys' fees incurred on appeal, if any. If Landlord shall claim that Tenant is in default in the performance of any of its obligations under this Lease and an action shall be brought for the enforcement thereof in which it shall be finally determined (including any appeal process) that the Tenant was not in default, the Landlord shall pay to the Tenant the expenses of Tenant incurred in connection therewith, including reasonable attorneys' fees and reasonable attorneys' fees incurred on appeal, if any. If Tenant shall claim that Landlord is in default in the performance of any of its obligations under this Lease and an action shall be brought for the enforcement thereof in which it shall be finally determined (including any appeal process) that the Landlord was in default, the Landlord shall pay to the Tenant the expenses of Tenant incurred in connection therewith, including reasonable attorneys' fees and reasonable attorneys' fees incurred on appeal, if any. If Tenant shall claim that Landlord is in default in the performance of any of its obligations under this Lease and an action shall be brought for


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the enforcement thereof in which it shall be finally determined (including any appeal process) that the Landlord was not in default, the Tenant shall pay to the Landlord the expenses of Landlord incurred in connection therewith, including reasonable attorneys' fees and reasonable attorneys' fees incurred on appeal, if any. If the Tenant shall, without legal liability on its part, be made a party to any litigation commenced against the Landlord, and if the Landlord shall not provide the Tenant with counsel reasonable satisfactory to the Tenant, the Landlord shall pay all costs and reasonable attorneys' fees incurred or paid by the Tenant in connection with such litigation (including appeal thereof). If the Landlord shall, without legal liability on its part, be made a party to any litigation commenced against the Tenant, and if the Tenant shall not provide the Landlord with counsel reasonably satisfactory to the Landlord, the Tenant shall pay all costs and reasonable attorneys' fees incurred or paid by the Landlord in connection with such litigation (including appeal thereof).

                                   ARTICLE 24
                           SURRENDER AND HOLDING OVER

        24.1. On the last day of the Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises or repossession by the Landlord of the Equipment pursuant hereto, Tenant shall surrender the Demised Premises and the Equipment into the possession and use of Landlord without delay and, except as otherwise specifically


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provided in Article 9 or Article 10, in at least as good order, condition and repair, ordinary wear and tear and obsolescence excepted, as the condition and repair in which the Demised Premises and the Equipment are delivered to Tenant by Landlord at the commencement of the Term, free and clear of all letting and occupancies and free and clear of all liens and encumbrances other than those, if any, existing on the date of this Lease and those created by Landlord after the date of this Lease without the consent of the Tenant. Nothing contained in this Lease shall require Tenant to deliver to Landlord at the expiration or other termination of this Lease any Equipment that Tenant has theretofore removed in accordance with the provisions of this Lease. At or prior to the expiration or earlier termination of the Term, Tenant shall (a) pay to Landlord any amounts required to modify, to the extent necessary to render such Improvements or Equipment operable by Landlord, any Improvement or Equipment that cannot be operated, or the products produced by which cannot be sold, as a result of Landlord's lack of any Related Lease Process Technology (after taking into account any Related Lease Process Technology offered by Tenant for immediate transfer or license to Landlord at no cost to Landlord), or (b) in lieu of the payment of such amounts, (i) make in accordance with Article 12 any Alteration necessary to restore the Demised Premises and the Equipment, or any portion of either, to substantially the same configuration and condition that existed as of the date of the commencement of the Term, and to render the Demised Premises and


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the Equipment operable by Landlord to the extent the same were operable immediately before the commencement of the Term, and (ii) transfer or perpetually license to Landlord, (A) without cost to Landlord, any intellectual property necessary to operate the Demised Premises and the Equipment, as so restored, to the extent that such intellectual property was transferred or licensed to SCG or any of its Affiliates pursuant to the Asset Purchase Agreement, and (B) at Landlord's election and for a reasonable royalty negotiated in good faith by Landlord and Tenant, a license to use improvements and enhancements to such intellectual property. At or prior to the expiration or earlier termination of the Term, Tenant shall, upon Landlord's request with respect to each such agreement or contract, Landlord's assumption of the obligations of Tenant accruing thereunder after the date of such transfer and Landlord's indemnification of Tenant against such obligations assumed, transfer to Landlord Tenant's interest in each then valid and binding contract or other agreement (to the extent assignable) relating to the Demised Premises or the Equipment the lack of which would materially adversely affect Landlord's ability to operate the physical facilities at the Demised Premises in the manner in which they are being used at the time of such expiration or termination. Tenant shall indemnify Landlord for any claims, loss, damages or expense incurred by Landlord as a result of Tenant's breach of any such contract or agreement arising before Tenant so transfers its interest in such contract or agreement.


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Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant in the transfer of such agreements and contracts.

        24.2. Any personal property of Tenant or any subtenant which shall remain at the Demised Premises for more than 20 days after the termination of this Lease or any sublease may, at the option of Landlord, be deemed to have been abandoned by Tenant or any such subtenant and either may be retained by Landlord as its property or be disposed of without accountability in such manner as Landlord may see fit.

        24.3. With respect to the events referred to in Section 24.2, Landlord shall not be responsible for any loss or damage occurring to any property owned by Tenant or any subtenant.

        24.4. Any subrents shall be apportioned between Landlord and Tenant as of the last day of the Term hereof or as of the effective date of any earlier termination of this Lease to the extent necessary to provide Landlord with the benefits of any sublease arrangement that extends beyond the expiration or termination of the Term to the extent such benefits relate to any period after such expiration or termination. Nothing in this Section 24.4 shall be deemed to confer upon Tenant any right to sublease all or a portion of the Demised Premises.

        24.5. (a) In the event of a termination of the Term and a holding over by the Tenant thereafter, there shall be no renewal or extension of this Lease by operation of law, but the Tenant shall continue to pay to the Landlord a sum equal to twice the Basic Rent installment then payable, plus all other amounts


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payable by Tenant to Landlord hereunder, the Basic Rent to be calculated on a per diem basis for each day or fraction thereof that the Tenant remains in occupancy of the Demised Premises after expiration of the Term.

              (b) Nothing contained in this Section 24.5 shall be deemed to grant Tenant any right to occupy the Demised Premises at any time after the termination of this Lease, whether as a result of the expiration of the Term or otherwise.


        24.6. The provisions of this Article 24 shall survive any termination of this Lease.

                                   ARTICLE 25
                      REMOVAL OF ALTERATIONS AND EQUIPMENT

        25.1. If such removal will result in the diminution of the value of the Demised Premises and the Equipment, taken as a whole, Tenant shall not (except to the extent specifically allowed under this Article 25) remove or permit removal of any Equipment, buildings, structures or improvements on the Demised Premises or any appurtenances thereto or fixtures thereon or any Alterations thereof (including, without limitation, any structural Alterations not requiring Landlord's consent under Section 12.1) without Landlord's prior written consent. Any determination of whether a removal will result in the diminution of the value of the Demised Premises and the Equipment taken as a whole shall take into account, for purposes of establishing any such diminution in value after the removal at issue, any Improvement or Equipment then, or promptly thereafter,


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constructed, installed or placed in service in replacement of the Improvement or
Equipment removed. An Improvement or piece of Equipment shall, for purposes of this Section 25.1, be deemed constructed, installed or placed in service in replacement of an asset removed if the new Improvement or Equipment, once constructed, installed or placed in service, is of equal or greater value and utility as the asset removed.

        25.2. Notwithstanding anything contained in this Lease to the contrary, Tenant may remove or permit removal from the Demised Premises of any Improvement, Alteration or Equipment, without Landlord's consent, if (x) (a) the Improvement, Alteration or Equipment was not originally leased hereunder, and
(b) the installation or construction of such Improvement, Alteration or Equipment did not require the modification or removal of any Improvement, Alteration or Equipment (other than any Improvement, Alteration or Equipment that Tenant, under this Section 25.2, was entitled to modify or remove without Landlord's consent) or (y) (a) such removal does not constitute a structural Alteration the value of which is over $25,000 or Alteration to the exterior of any Improvement, and (b) such Improvement, Alteration or Equipment is replaced, promptly after such removal, by an Improvement, Alteration or Equipment, as the case may be, of no less value and utility in the Business as the Improvement, Alteration or Equipment removed. Upon removal in accordance with this Section 25.2, the property so removed shall no longer be


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deemed an Improvement, Alteration or Equipment, as the case may be, hereunder.

        25.3. Upon removal of any Improvement, Alteration or Equipment, Tenant shall restore the Demised Premises and the Improvements and Equipment, to the extent of any physical damage thereto caused by the removal.

        25.4. Notwithstanding the foregoing provisions of this Article 25, Landlord shall grant its consent for the removal of any Alteration, Equipment or machinery and equipment in connection with damage or destruction thereof so long as the other preconditions to such removal, as set forth above, are satisfied.

                                   ARTICLE 26
                              ESTOPPEL CERTIFICATES

        26.1. Each of the Tenant and the Landlord shall, from time to time upon not less than 10 business days' prior request by the other, execute, acknowledge and deliver to the requesting party a statement in writing, executed by an authorized officer of the Tenant or the Landlord, as the case may be, certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications) and the dates to which the Basic Rent and the Additional Rent have been paid, and either stating that to the knowledge of the Tenant or the Landlord, as the case may be, no default exists in the performance of any covenant, agreement or condition contained in


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

this Lease or specifying each such default of which the Tenant or the Landlord, as the case may be, may have knowledge, it being intended that any such statement delivered pursuant to this Section 26.1 may be relied upon by the other party or any purchaser, assignee, subtenant or mortgagee of its estate in the Demised Premises or the Equipment.

                                   ARTICLE 27
                      ASSIGNMENT OF THE LANDLORD'S INTEREST

        27.1. Any and all future mortgages or other liens on the interest of the Landlord in the Demised Premises and the Equipment shall be subject and subordinate to this Lease and to the rights of Tenant under this Lease.

        27.2. The Landlord may at any time and from time to time assign to any person, firm or corporation (herein called the "Landlord's Assignee"), by way of pledge or otherwise, any or all of the rights (in whole or in part) of the Landlord under this Lease. The Landlord's Assignee may enforce any and all of the terms of this Lease, to the extent so assigned, as though the Landlord's Assignee had been a party hereto. The Landlord shall notify the Tenant of any such assignment and shall deliver a true copy thereof to Tenant. Landlord's Assignee shall have no greater rights against Tenant and Tenant shall have no greater obligations to Landlord's Assignee than in each case are provided for under this Lease. Nothing in this Section 27.2 is intended to affect or modify the provisions of Section 27.1.


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                                   ARTICLE 28
                    LIMITATION OF THE LANDLORD'S LIABILITY

        28.1. The term "Landlord" as used in this Lease, so far as covenants or agreements on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners of the Landlord's interest in this Lease at the time in question, and in the event of any transfer or transfers of such interest, except a transfer by way of security, the Landlord herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all personal liability as respects the performance of any covenants or agreements on the part of the Landlord contained in this Lease thereafter to be performed; provided, however, that;

              (a) any funds in the hands of such Landlord or the then transferor at the time of such transfer, in which the Tenant has an interest shall be turned over to the transferee and any amount then due and payable to the Tenant by the Landlord or the then transferor under any provision of this Lease, shall be paid to the Tenant; and

              (b) upon any such transfer, the transferee shall be deemed to have assumed, subject to the limitations of this Article 28, all of the covenants, agreements and conditions in this Lease to be performed on the part of the Landlord, it being intended hereby that the covenants and agreements contained in this Lease on the part of the Landlord shall, subject as aforesaid, be binding on the Landlord, its successors and


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assigns, only during and in respect of their respective successive periods of ownership.

                                   ARTICLE 29
                         SEPARATE COVENANTS; INVALIDITY
                            OF PARTICULAR PROVISIONS

        29.1. Each covenant and agreement contained in this Lease shall be construed to be a separate and independent covenant and agreement, and the breach of any such covenant or agreement by the Landlord shall not discharge or relieve the Tenant from the Tenant's obligation to perform each and every covenant and agreement of this Lease to be performed by the Tenant. If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

                                   ARTICLE 30
                         CUMULATIVE REMEDIES; NO WAIVER

        30.1. Except as otherwise expressly stated in this Lease, the remedies to which Landlord or Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress, including, without limitation, the right to specific performance, to which


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the party may be lawfully entitled in case of any breach by the other party of any provision of this Lease.

        30.2. The failure of the Landlord to insist in any one or more cases upon the strict performances of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such covenants or option. A receipt by the Landlord of Basic Rent or Additional Rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach.

                                   ARTICLE 31
                        RECORDING; LABELING OF EQUIPMENT;
                              FINANCING STATEMENTS

        31.1. Each of Landlord and the Tenant, at the request of the other, and at the sole expense of the party so requesting, shall execute and deliver in recordable form a Memorandum of Lease for the purpose of recording and giving notice of this Lease.

        31.2. At the request of the Landlord, the Tenant shall permit the Landlord to place and maintain on each item of Equipment designated by the Landlord a notice conspicuously disclosing the Landlord's ownership of such item of Equipment, and the Tenant shall also maintain on each item of Equipment any serial or other identifying numbers existing on such Equipment at the commencement of the Term.

        31.3. The Tenant shall execute and deliver to the Landlord financing statements under the Uniform Commercial Code (as


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codified in the states the laws of which govern the filing of financing statements for the purpose of disclosing Landlord's interest in the Equipment) and amendments and substitutes therefor and continuations thereof as the Landlord may from time to time require in order to reflect the Landlord's ownership of the Equipment. In the event that the Tenant fails to execute and deliver such financing statements and continuations thereof, the Tenant hereby appoints the Landlord the attorney-in-fact of the Tenant for the purpose of executing such financing statements, amendments and substitutes therefor and continuations pursuant to the provisions of this Section 31.3. Such appointment is coupled with an interest and shall be irrevocable. Landlord agrees to execute appropriate termination statements relating to all such financing statements upon the termination or expiration of this Lease.

        31.4. The cost of filing the financing statements, amendments and substitutes and continuation statements referred to in Section 31.3 shall be paid by the Tenant.

                                   ARTICLE 32
                   RIGHT OF FIRST OFFER; RIGHT OF TERMINATION

        32.1. In the event Tenant desires to sell, assign or otherwise transfer, including, without limitation by means of a sale of stock, all of the Business as a going concern, including, without limitation, Tenant's leasehold interest in the Demised Premises and the Equipment, Tenant shall give a notice (the "First Offer Notice") to Landlord; provided, Tenant shall have no


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right to give a First Offer Notice unless, in accordance with the provisions of
Section 32.4, either (a) a list of Qualified Assignees has been approved by Landlord or (b) Tenant has caused an appraisal to be made as provided in Section
32.4. The First Offer Notice shall constitute an offer by Tenant to sell the Business to Landlord (i) on the terms and conditions set forth in such notice if a list of Qualified Assignees has been approved by Landlord, or (ii) on the terms and conditions set forth in such notice, but at the price set forth in the second sentence preceding the last sentence of Section 32.4 if Tenant has caused an appraisal to be made as described in Section 32.4. Landlord, if it desires to accept such offer shall, within 60 days after its receipt of the First Offer Notice, give Tenant written notice to such effect (the "Acceptance Notice"), provided, however, that, if the First Offer Notice sets forth a consideration (the "Non-Cash Consideration") for the proposed sale other than cash, Landlord nevertheless shall have the right to substitute for the Non-Cash Consideration, cash in an amount equal to the fair market value of such Non-Cash Consideration. If the parties cannot agree as to the cash amount to be paid by Landlord in respect of the Non-Cash Consideration, the dispute shall be determined by appraisal of the Non-Cash Consideration, in accordance with the terms of Section
32.6. If Landlord shall fail to give the Acceptance Notice within the time period provided, Landlord shall be deemed to have consented to the proposed sale to any Qualified Assignee or to an Appraisal Sale


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Buyer, as the case may be, and Tenant may sell the Business to such Qualified
Assignee or Appraisal Sale Buyer upon the terms and conditions set forth in the First Offer Notice provided Tenant has entered into a binding contract to so sell the Business within six months of the expiration of the time period for the giving of the Acceptance Notice and the sale is consummated within twelve months of the expiration of such time period; and provided further, that as to the price to be paid for the Business, Tenant may sell only at a price greater than 90% of the "Allowed Price," as defined below. The "Allowed Price" shall be (x) the price stated in the First Offer Notice if Landlord elects to reduce the Basic Rent in accordance with Section 17.1. (a) upon the assignment of this Lease to the purchaser, and (y) the sum of the amount stated in the First Offer Notice plus the Premium Amount if Landlord elects not to reduce the Basic Rent in accordance with Section 17.1. (a) upon the assignment of this Lease to the purchaser.

        32.2. In the event that Landlord shall give the Acceptance Notice, then, on such business day (the "Closing Date") not less than 60 days nor more than 180 days after the giving of the Acceptance Notice as Landlord shall set forth in the Acceptance Notice, Landlord shall purchase the Business upon the terms and conditions constituting the offer of Tenant to sell made by the delivery of said First Offer Notice. The closing of the sale shall be held at the offices of McGuire, Woods, Battle & Boothe, or any other place that is mutually acceptable to the parties, on


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the Closing Date selected as provided above; provided, however, that, if a cash equivalent amount for Non-Cash Consideration must be determined by appraisal, the Closing Date shall be postponed to a business day selected by Landlord upon the conclusion of the appraisal process which day shall not be less than 20 days nor more than 60 days after the conclusion of the appraisal process. At the closing, Tenant shall deliver to Landlord any documents of transfer necessary or appropriate to accomplish the transfer of the Business to Landlord, together with any other documents reasonably requested by Landlord.

        32.3. Upon the sale of the Business to Landlord pursuant to the provisions of this Article 32, Tenant shall be deemed to have exercised its right to terminate this Lease in accordance with the terms of Section 32.7 whereupon Tenant shall, in addition to fulfilling any other obligations set forth in such Section, pay the Premium Amount as required under such Section. The effective date of such termination shall be the date upon which the Business is transferred to Landlord. Tenant shall be responsible for the payment of Basic Rent and Additional Rent (including Impositions) to the Closing Date. Each party shall bear all costs incurred by it in connection with such transfer and share equally any transfer taxes incurred in connection with such transfer.

        32.4. Prior to giving a First Offer Notice, Tenant shall submit in writing to Landlord a list of proposed buyers of the Business. Upon request, Tenant shall supply to Landlord such


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information with respect to any such proposed buyer which is reasonably requested by Landlord. Landlord may disapprove any one or more of such proposed buyers in its reasonable judgment. Without limiting the generality of the foregoing, Landlord may disapprove any such party based upon Landlord's reasonable assessment of such party's reputation, integrity or financial condition or upon the fact that such party is then, or is reasonably likely to be in the future, engaged in competition with Landlord. Within 20 days after receipt of such list, Landlord shall notify Tenant of any such proposed buyer which Landlord has disapproved and all such parties shall be deemed deleted from the list of proposed buyers submitted by Tenant. All proposed buyers remaining on such list after the expiration of such 20-day period, together with any one or more parties with whom Tenant does not compete in the Business that are identified in writing by Landlord to Tenant shall then be "Qualified Assignees." Any additional parties so identified by Landlord to Tenant shall be deemed to have been approved by Landlord as parties that, in Landlord's reasonable judgment, are not then, or reasonably likely to be in the future, engaged in competition with Landlord and parties that have sufficient reputation, integrity and financial condition to qualify such parties as Qualified Assignees. If Tenant fails to notify Landlord in writing, within seven business days after the date that Landlord identifies to Tenant in writing any party that Landlord seeks to have considered a Qualified Assignee, that Tenant considers such


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party to be engaged in competition with Tenant's Business, Tenant shall be deemed to have agreed that such party is not engaged in competition with Tenant's Business. Except that Tenant may negotiate with any potential Appraisal Sale Buyer if Tenant becomes entitled to have the Business appraised in accordance with this Section 32.4, Tenant shall not negotiate with any person for the sale of the Business if such sale includes an assignment or other transfer of Tenant's interest in this Lease unless such person is a Qualified Assignee. In the event that the number of Qualified Assignees is less than 3, Tenant may cause the Business to be appraised in accordance with the provisions of Section 32.6. If, at any time after which Tenant may sell the Business to a third party as a result of Landlord's failure to give an Acceptance Notice, Tenant requests in writing that Landlord elect, with respect to any proposed Qualified Assignee or proposed Appraisal Sale Buyer, whether to reduce the Basic Rent under Section 17.1.(a) should such proposed Qualified Assignee or Appraisal Sale Buyer become the Tenant hereunder, Landlord shall make such election and serve written notice thereof upon Tenant within 10 days of Tenant's request. Upon Landlord's failure to make such election within such 10-day period, Landlord shall make such election with respect to such proposed Qualified Assignee or Appraisal Sale Buyer in accordance with Tenant's direction. The fair market value of the Business so appraised (the "Business Value") shall be determined on a going concern basis, shall include the fair market value of the


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leasehold interest of Tenant in the Demised Premises and the Equipment but shall be based upon the assumption that Landlord will, upon the sale of the Business, elect to reduce the Basic Rent as described in Section 17.1.(a). Within 30 days of the completion of any such appraisal, Tenant may serve upon Landlord a First Offer Notice offering to sell the Business so appraised at a price equal to or less than the Business Value so established by such appraisal. Any person or entity to whom Tenant sells such interest in accordance with the provisions of
Section 32.1 after Landlord's failure to give an Acceptance Notice as therein provided shall be an "Appraisal Sale Buyer". Landlord agrees that Tenant may initiate the appraisal of the Business as described above either before or after Tenant serves upon Landlord a First Offer Notice and notwithstanding such initiation or the determination of any fair market value, Tenant shall not be obligated to serve any such First Offer Notice, but, if Tenant does not become entitled, as a result of there existing less than three Qualified Assignees as described above, to have the Business appraised, Tenant shall reimburse Landlord for all costs and expenses (including reasonable attorneys' fees) incurred by Landlord as a result of Tenant's having initiated such appraisal procedures.

        32.5. On the Closing Date Landlord shall release to Tenant any monies held by it pursuant to this Lease for the account of or owing to Tenant (and if monies are held by an insurance


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trustee for the benefit of Tenant, Landlord shall direct such insurance trustee to pay the same to Tenant).

        32.6. The fair market value of any asset or interest required to be established pursuant to this Section 32.6 shall be established as follows:

              (a) Each of Tenant and Landlord shall, within 10 days of notice from the other to do so, appoint an appraiser experienced in appraising the types of such assets or interests and who has been conducting appraisals in the county or city in which the Demised Premises are located (or, if such an appraiser cannot be found, an appraiser who has been conducting appraisals in the geographical area in which the Demised Premises are located) for a period of at least 15 years. The two appraisers shall afford each party a hearing and shall, within 30 days after the appointment of the last of the two to be appointed, make their determination in writing and give notice thereof to both parties;

              (b) If the fair market values so determined by the two appraisers differ by less than 5% from the arithmetic average of such two values, then such average shall be the fair market value of the asset or assets appraised; if such difference is more than 5%, then, upon request of either party, the appraisers shall, within ten days after notice to do so, select and appoint in writing a third appraiser having the same minimum qualifications as the other two appraisers and give written notice of such appointment to each of the parties;


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              (c) In the event the two appraisers shall fail to so appoint or agree, such third appraiser may be selected by the parties if they so agree upon such third appraiser within a further period of 10 days and otherwise, either party may apply to any appropriate court for appointment of the third appraiser;

              (d) The third appraiser so appointed shall have access to the first two appraisers' appraisals and shall, with all possible speed, select one or the other of such appraisals, and the appraisal selected shall be deemed to be the fair market value of the asset or interest being appraised and binding on both parties, and if neither party requires the selection of or selects a third appraiser, the average of the two appraisals shall be deemed to be the fair market value of the asset or assets being appraised and shall be conclusive and binding on both parties; and

              (e) In the event there are two appraisers, each of the parties shall pay the fees and expenses of the appraiser selected by it and any fees and expenses of a third appraiser shall be divided equally between the parties.

        32.7. Tenant may, by notice in writing given to Landlord, terminate this Lease at any time upon Tenant's (a) payment to Landlord of Basic Rent and Additional Rent payable with respect to and apportioned as of the date of termination, (b) performance of any other of its obligations hereunder then accrued but unperformed, and (c) payment of a fee (the "Termination Fee") in an amount equal to the sum of (i) any amounts required to modify,


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to the extent necessary to render such Improvements or Equipment operable by
Landlord, any Improvement or Equipment that cannot be operated, or the products produced by which cannot be sold, as a result of Landlord's lack of any Related Lease Process Technology (after taking into account any Related Lease Process Technology offered by Tenant for immediate transfer or perpetual license to Landlord at no cost to Landlord) and (ii) an amount equal to the Leasehold Value, were such amount calculated as of the effective date of such termination. If, but only if, the termination right granted hereunder is exercised by the original Tenant named on the first page of this Lease, or an Affiliate of Tenant to whom this Lease has been assigned pursuant to Section 17.1.(c), as Tenant, a portion of the Termination Fee may be paid, at the original Tenant's or such Affiliate's election, by delivery of Tenant's non-interest bearing negotiable promissory note made in the principal amount of the Premium Amount, payable until all amounts due thereunder are paid in equal semi-annual installments on the dates that Basic Rent would have otherwise been due, and each in the amount of 42.73% of the amount of the semi-annual installment of Basic Rent required to be paid and guaranteed under the Note Guaranty. The payment obligations under such note shall be neither more senior nor more junior than the payment obligations under this Lease. Tenant shall inform Landlord of its decision to exercise its right to terminate this Lease as soon as possible after such decision has been made. The date upon which any termination resulting from Tenant's exercise of


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its rights under this Section 32.7 shall be effective shall be the later of (x)
the date (if any) specified as the effective date in Tenant's notice of such election, and (y) the earlier of (i) the date of the natural expiration of the Term, and (ii) the first business day that is at least 90 days after Landlord's receipt of such notice. In lieu of payment of any amounts required to be paid pursuant to Section 32.7(c)(i), Tenant may, at its option, (xx) make in accordance with Article 12 any Alteration necessary to restore the Demised Premises and the Equipment, or any portion of either, to substantially the same configuration and condition that existed as of the date of the commencement of the Term, or, in the case of any such assets damaged after the date of the Asset Purchase Agreement and prior to the commencement of the Term, the condition and repair thereof immediately prior to such damage and to render the Demised Premises and the Equipment operable by Landlord to the extent the same were operable immediately before the commencement of the Term, or, in the case of any such assets rendered wholly or partially inoperable due to damage occurring after the date of the Asset Purchase Agreement and prior to the commencement of the Term, to the extent operable immediately prior to such damage and (yy) transfer or perpetually license to Landlord, (1) without cost to Landlord, any intellectual property necessary to operate the Demised Premises and the Equipment, as so restored, to the extent that such intellectual property was transferred or licensed to SCG or any of its Affiliates pursuant to the Asset


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Purchase Agreement, and (2) at Landlord's election and for a reasonable royalty negotiated in good faith by Landlord and Tenant, a license to use improvements and enhancements to such intellectual property. At or prior to the termination of the Lease in accordance with this Section, Tenant shall, upon Landlord's request with respect to each such agreement or contract, Landlord's assumption of the obligations of Tenant accruing thereunder after the date of such transfer and Landlord's indemnification of Tenant against such obligations assumed, transfer to Landlord Tenant's interest in each then valid and binding contract or other agreement (to the extent assignable) relating to the Demised Premises or the Equipment the lack of which would materially adversely affect Landlord's ability to operate the physical facilities at the Demised Premises in the manner in which they are being used at the time of such termination. Tenant shall indemnify Landlord for any claims, loss, damages or expense incurred by Landlord as a result of Tenant's breach of any such contract or agreement arising before Tenant so transfers its interest in such contract or agreement. Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant in the transfer of such agreements and contracts

                                   ARTICLE 33
                                  FORCE MAJEURE

        33.1. In the event that Landlord or Tenant shall be delayed or prevented from performing any act (not including payment of money) required hereunder by reason of any of the following


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(collectively and individually, a "Force Majeure"): strikes or lock-outs, inability to procure labor or materials, failure of power, laws or regulations of Governmental Authorities, riots or civil commotion, insurrection, enemy action or war, acts of God, fires, casualties, or other causes beyond the reasonable control of Tenant or Landlord, as the case may be, whether similar or dissimilar to those causes enumerated in this Section 33.1, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

                                   ARTICLE 34
                        LAWS APPLICABLE AND CONSTRUCTION

        34.1. This Lease shall be construed and enforced in accordance with the substantive (as opposed to procedural) laws of the State of Virginia.

                                   ARTICLE 35
                                  COUNTERPARTS

        35.1. This Lease may be executed and delivered, for the convenience of the Landlord and the Tenant, in several counterparts, but all counterparts shall constitute only one Lease.


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                                   ARTICLE 36
                 NO ORAL MODIFICATION; SUCCESSORS AND ASSIGNS

        36.1. This Lease may not be amended, changed, modified or discharged except by a writing signed by the Landlord and the Tenant. All covenants, conditions and obligations contained in this Lease shall be binding upon and inure to the benefit of the respective successors and assigns of the Landlord and the Tenant to the same extent as if each such successor and assign were named as a party to this Lease.

                                   ARTICLE 37
                                     NOTICES

        37.1. All notices and other communications (each, a "Notice") required or permitted hereunder shall be in writing (including telex, telefax or similar writing) and shall be given by (a) mail, postage prepaid for registered or certified mail with return receipt requested, (b) by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery or
(c) personal delivery, in each case to the parties hereto at the following addresses or at such other address as any party hereto shall hereafter specify by 10 days' prior Notice given in the manner specified in this Section 37.1 to the other parties described in this Section 37.1:

              (a)  If to Landlord, to:

                   c/o James River Corporation of Virginia
                   Tredegar Street
                   Richmond, Virginia  23217
                   Attention:  Steven Hare
                   Telefax:    (804) 649-4317


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                   with copies to:

                   McGuire, Woods, Battle & Boothe
                   One James Center
                   Richmond, Virginia 23219
                   Attention:  Marshall H. Earl, Jr., Esq.
                   Telefax:    (804) 775-1061


              (b)  If to Tenant:

                   c/o Custom Papers Group, Inc.
                   110 Tredegar Street
                   Richmond, Virginia 23219
                   Attention: J. Eubanks

                   with a copy to:

                   SCI Investors, Inc.
                   823 East Main Street
                   Richmond, Virginia 23219
                   Telefax:  (804) 697-3434

                   CPG-Richmond Inc.
                   110 Tredegar Street
                   Richmond, Virginia 23219
                   Attention:   Resident Manager

A notice shall be deemed to have been duly given (x) if mailed or sent by overnight courier, on the date set forth on the return receipt, or on the overnight courier's proof of delivery, as applicable, or (y) if personally delivered, on the date of such delivery. The inability to make delivery because of changed address of which no Notice was given, or rejection or refusal to accept any Notice offered for delivery, shall be deemed the giving of the Notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice may be given by counsel for the party giving same.


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                                   ARTICLE 38
                         HEADINGS AND TABLE OF CONTENTS

        38.1. The headings of the Articles of this Lease and the table of contents preceding this Lease are for convenience of reference only and in no way define, limit or describe the scope or intent of this Lease or in any way modify, amend or change the express terms and provisions of this Lease.

                                   ARTICLE 39
                   NO MODIFICATION OF ASSET PURCHASE AGREEMENT

        39.1. No provision of this Lease is intended to, nor shall any such provision, modify, diminish or increase the rights or obligations of any party (whether or not a party to this Lease) under the Asset Purchase Agreement. Without limiting the generality of the foregoing, no provision of this Lease is intended to, nor shall the same, limit, amend or modify in any respect any of the warranties, representations, covenants, guarantees or indemnities of any party to the Asset Purchase Agreement under such Asset Purchase Agreement, subject, however, to the provisions of such Asset Purchase Agreement, including, without limitation, provisions relating to, or limiting, the survival of the same.

                                   ARTICLE 40
                                      SIGNS

        40.1. The Tenant shall have the right to erect and place signs, notices and advertisements of any kind on or over the


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Demised Premises and on the walls or roof of any of the Improvements, subject to the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed) and any applicable laws, ordinances, orders, rules, regulations and requirements of the Governmental Authorities.

                                   ARTICLE 41
                                   ARBITRATION

        41.1. When this Lease provides for the determination of any matter by arbitration, the same shall be settled and finally determined by arbitration conducted in the City of Richmond, Virginia, State of Virginia, in accordance with the Rules of the American Arbitration Association, or its successor, except that the arbitrators shall be selected as provided in Section 41.2, and the judgment upon the award rendered may be entered in any court having jurisdiction. However, such award shall be final and binding notwithstanding failure of such entry. The persons conducting the arbitration shall not have the right to modify the provisions of this Lease.

        41.2. (a) Whenever under this Lease it shall become necessary to resort to arbitration, such arbitration shall be conducted as follows: the party desiring arbitration shall give notice to that effect to the other party, specifying the name and address of the person designated to act as arbitrator on its behalf. Within 10 days after the service of such notice, the other party shall give notice to the first party specifying the name and address of the person designated to act as arbitrator on


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its behalf. If either party fails to notify the other party of the appointment of its arbitrator, as stated above, within or by the time above specified, then the appointment of the second arbitrator shall be made in the same manner as provided for the appointment of a third arbitrator in a case where the two arbitrators have been appointed and the parties are unable to agree upon such appointment.

              (b) The arbitrators so chosen shall meet within 10 days after the second arbitrator is appointed and if, within 30 days after that first meeting, the two arbitrators shall be unable to agree upon the decision as to the question being arbitrated, they shall appoint a third arbitrator who shall be a competent and impartial person; and in the event of their being unable to agree upon such appointment within 15 days after the 30-day time limit such third arbitrator shall be selected by the parties if they can agree within a further period of 15 days.

              (c) If the parties do not so agree, then either party, on behalf of both, may request such appointment by the then president of the Richmond Bar Association, or in his absence or failure, refusal or inability to act within 15 days, then either party, on behalf of both, may apply to the Presiding Justice of the highest court of record in the city and/or county in which the Demised Premises are located, for the appointment of such third arbitrator, and the other party shall not raise any question as to the court's full power and jurisdiction to entertain the application and make the appointment.


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              (d) In the event of the failure, refusal, or inability of any arbitrator to act, his successor shall be appointed within 10 days by the party who originally appointed him or if that party shall fail so to appoint such successor, or in case of the third arbitrator, his successor shall be appointed as hereinbefore provided. If a valuation of property is involved in the matter being arbitrated any arbitrator selected or appointed pursuant to this Article shall be a member of the American Institute of Real Estate Appraisers (or a successor organization), shall be an appraiser, and shall have been doing business as such in the county in which the Demised Premises are located (or, if such person cannot be found, in the geographical area in which the Demised Premises are located) for a period of at least 15 years before the date of his appointment.

              (e) Any arbitrator acting under this section shall be qualified in the field in which the arbitration is involved and shall have been actively engaged in such field in the county in which the Demised Premises are located (or, if such person cannot be found, in the geographical area in which the Demised Premises are located) for a period of at least 15 years before the date of his appointment as arbitrator.

              (f) All arbitrators chosen or appointed pursuant to this section shall be sworn fairly and impartially to perform their duties.

              (g) Within 15 days after the appointment of the third arbitrator each of the first two arbitrators shall submit their


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valuation or determination, as the case may be, to the third arbitrator who must select one or the other of such valuations or determinations, and the decision so made shall in all cases be binding upon the parties, and judgment thereon may be entered in any court of competent jurisdiction. Unless the decision rendered in the arbitration determines otherwise, each party shall pay the fees and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, if any. The decision rendered in any arbitration shall include a determination of whether one or the other of the parties prevailed upon each issue upon which a decision is rendered. In each case where a party is identified as the prevailing party, the other party shall reimburse the reasonable fees, costs and expenses (including reasonable attorneys' fees) of such prevailing party incurred in connection with the arbitration of each issue as to which the prevailing party is identified as having prevailed. In the case of any decision by the arbitrators that any sum of money is owed by one party to the other, the arbitrators shall determine the date upon which such payment obligation occurred, and the party owing such payment obligation shall pay to the other party interest at the Default Rate from the date of such accrual until the date such payment is made.


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                                   ARTICLE 42
                                  COMMON AREAS

        42.1. The areas delineated by crosshatching on the survey attached hereto as Exhibit A, which areas include certain paved parking areas, parking facilities, drainage facilities, sidewalks, lighting, and landscaped areas, are hereafter referred to as the Common Areas." For the benefit of Tenant and its employees, agents and business invitees, Landlord hereby grants as an appurtenance to the Demised Premises a non-exclusive temporary easement, the duration of which shall be coextensive with the Term, for pedestrian and vehicular ingress to and egress from the Demised Premises across that portion of the Common Areas intended for use as and used for pedestrian and vehicular access ways.

        42.2. For the benefit of Tenant and its employees, agents and business invitees, Landlord hereby grants as an appurtenance to the Demised Premises a non-exclusive temporary easement, the duration of which shall be coextensive with the Term, for the use, for the purposes for which such areas are intended to be used, of all driveways, sidewalks, walkways, parking areas and parking deck areas constituting a portion of the Common Areas. Landlord also grants to Tenant as an appurtenance to the Demised Premises a temporary easement, the duration of which shall be coextensive with the Term, over that portion of the Common Areas into which portions of the Improvements (including, without limitation, eaves, windowsills and overhangs) encroach, for the


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purpose of maintaining such encroaching portions of the Improvements.

        42.3. The use of the Common Areas by Tenant and its employees, agents and business invitees shall be in accordance with practices prevailing as of the date hereof subject to, and as may be modified by, all reasonable rules and regulations promulgated by Landlord from time to time and delivered in writing to Tenant, which rules and regulations may be changed from time to time at Landlord's discretion, reasonably exercised. Without limiting the generality of the foregoing, Tenant acknowledges that Landlord has now promulgated rules and regulations (a) limiting to 75 the number of spaces available to Tenant in the parking deck (the "Parking Deck") constituting a portion of the Common Areas;
(b) requiring Tenant to cause its employees to park only in the Parking Deck,
(c) limiting the use of certain areas designated by Landlord on the ground floor of the Parking Deck to parking for handicapped persons, visitors of Landlord or Tenant, or other special purposes and (d) providing for sanctions against those violating the rules and regulations promulgated by Landlord, including, without limitation, barring such violators from using the Parking Deck. Except with respect to (a) and (b) above, Landlord agrees that all existing practices and all existing rules and regulations, and all changes to such rules and regulations, shall be enforced by Landlord in a uniform manner with respect to Landlord, Tenant and their respective agents, employees and business invitees (i.e., without


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discrimination to Tenant, Tenant's agents, employees or business invitees).

        42.4. Each party shall repair any damage to or destruction of any portion of the Common Areas or any improvement or equipment located thereon caused by such party, its employees, agents, licensees, successors or assignees. Neither party shall use the Common Areas in any manner that results in the interference with, or interruption of, the operations of the other party at the Tredegar Complex.

        42.5. Landlord shall (except to the extent Tenant is required to maintain or repair any portion of the Common Areas as specifically provided in this Lease) operate, manage, equip, police, repair, keep free of snow and ice, and maintain the Common Areas in accordance with practices existing prior to the date hereof. Landlord shall have the right at any time to delegate the responsibility for maintenance and operating the Common Areas to such persons or entities as it may in its sole discretion deem desirable or appropriate, but Landlord agrees to cause such persons or entities to comply with the preceding sentence.

        42.6. Tenant shall pay to Landlord during the Term as Additional Rent the "Parking Deck Charges" and the "Security Charges," as defined in Sections
42.8 and 42.9 respectively. The Parking Deck Charges and the Security Charges (together, the "Common Area Costs") shall be annual charges to be paid by Tenant in monthly installments on the first day of each calendar month


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in advance in an amount estimated by Landlord but not greater than one-twelfth of the sum of the Common Area Costs for the preceding calendar year and any amount by which Landlord has reasonably ascertained (as a result of entering into contracts, executing purchase orders, or finalizing other arrangements, with respect to the maintenance or operation of the facilities with respect to which Common Area Costs are payable hereunder) that Common Area Costs for the calendar year with respect to which Landlord has calculated its estimate for purposes of this Section 42.6 will be increased over the sum of the Common Area Costs for the calendar year preceding such calendar year. Within 90 days after the end of each calendar year, Landlord shall furnish to Tenant a statement in reasonable detail of the Common Area Costs incurred with respect to such period, and there shall be an adjustment between Landlord and Tenant, with payment to Landlord by Tenant or repayment by Landlord to Tenant, as the case may require.

        42.7. The "Road Charges" for any calendar year shall be the lesser of
(a) all costs incurred by Landlord during such year for the structural repair and maintenance (which term shall not include any repair, maintenance or improvement performed for aesthetic or cosmetic purposes only) of the private road separating the Headquarters from the Demised Premises beginning at the east end of the Parking Deck and ending at the west end of the building within the Headquarters commonly referred to as the "Riverside Building," and (b) the excess of (i) the sum of (A)


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$7,500.00, and (B) the product of $7,500.00 times the number of the preceding four calendar years ending within the Term, over (ii) the sum of the Road Charges paid by Tenant for the four calendar years preceding the year in respect of which such charges are being calculated. Tenant shall pay the "Road Charges" from time to time to Landlord upon receipt of statements of Landlord therefor with invoices for costs incurred by Landlord under (a) above attached thereto, subject, however, to the calculations and limitations set forth above in this
Section 42.7.

      42.8. The "Parking Deck Charges" for any calendar year shall be the product of (a) Landlord's Fully Loaded Costs for such year for operating, equipping, policing, repairing and maintaining the facilities (the "Parking Facilities") designated from time to time by Landlord, including without limitation, the Parking Deck, for parking for employees at the Tredegar Complex as deemed desirable for the Tredegar Complex as a whole in the reasonable judgment of Landlord, times (b) a fraction the numerator of which is the number of parking spaces available to Tenant in the Parking Facilities and the denominator of which is the aggregate number of parking spaces available to Landlord and Tenant and their respective agents, employees and business invitees in the Parking Facilities. Landlord's Fully Loaded Costs described in this
Section 42.8 shall not include any costs for "Security Charges" described in
Section 42.9.


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        42.9. The "Security Charges" for any calendar year shall be the product of (a) Landlord's Fully Loaded Costs in supplying security services to the Tredegar Complex for such year, times (b) a fraction the numerator of which is the average number of Tenant's full time employees assigned at the Demised Premises during such year, and the denominator of which is the average aggregate number of full time employees of both Tenant and Landlord assigned at the Tredegar Complex during such year.

                                   ARTICLE 43
                          SERVICES PROVIDED BY LANDLORD

        43.1. Subject to the terms and conditions of this Article 43, Landlord shall supply to Tenant during the Term long distance telephone service and telephone equipment maintenance and purchasing services (the "Mill Services") at levels consistent with those at which such services are presently supplied to Landlord's mill operation at the Demised Premises. Tenant agrees to pay to Landlord Landlord's Fully Loaded Costs for supplying such services to the Demised Premises (the "Mill Service Costs").

                                   ARTICLE 44
                           SERVICES PROVIDED BY TENANT

        44.1. Subject to the terms and conditions of this Lease, Tenant hereby agrees to furnish to Landlord during the Term the "Headquarters Services," as defined below. The "Headquarters Services" shall consist of (a) Tenant's supplying to Landlord steam for purposes of Landlord's heating the buildings located at


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the Headquarters (including the buildings known as the "Riverside" building and the "Pump House" building, the latter of which is under construction as of the commencement of the Term), (b) Tenant's furnishing Landlord with trash-hauling and disposal services to the extent necessary to remove daily trash from the Headquarters, (c) Tenant's furnishing auxiliary municipal water, or the availability of such water, to the fire suppression system serving the Tredegar Complex, and (d) Tenant's supplying electric power (i) to the Parking Deck for lighting as may be required to keep the Parking Deck lit, and (ii) to the Headquarters for all purposes. The parties agree that such services are to be provided at levels consistent with those heretofore maintained by Landlord's employees at the Demised Premises in providing such services to the Headquarters. Landlord hereby agrees to cooperate with Tenant with respect to the provision of the "Headquarters Services."

        44.2. Landlord shall pay to Tenant Tenant's Fully Loaded Costs incurred in supplying the Headquarters Services described in Sections 44.1(a), 44.1(b) and 44.1(d). Landlord shall reimburse Tenant for one-half of all charges and fees paid by Tenant to the provider of the auxiliary municipal water described in Section 44.1(c) in respect of the provision of such water.

        44.3. Tenant recognizes that certain utility facilities (the "Landlord's Facilities") owned by Landlord are, or are contemplated to be, located within the Demised Premises. Among the Landlord's Facilities are (a) Landlord's air conditioning


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chiller units and (b) Landlord's standby electrical generation system, each located, or to be located on the roof of the buildings constituting portions of the Demised Premises. The Landlord's Facilities described in (a) and (b) in the preceding sentence are hereby specifically reserved from the demise hereunder of the Demised Premises. At all reasonable times during the Term upon reasonable advance notice to Tenant (except in the case of emergency), Tenant shall provide Landlord and its employees and agents with access to those portions of the Demised Premises with respect to which access is reasonably necessary for Landlord, its employees and agents to inspect the Landlord Facilities, to make any alterations, repairs, improvements and additions, or to remove or maintain the Landlord Facilities as Landlord may deem necessary or desirable. Landlord hereby grants to Tenant the right and license, irrevocable during the Term, to enter upon the building known as the "Riverside Building" at the Headquarters to the extent necessary, and in accordance with reasonable rules and regulations promulgated by Landlord from time to time, to operate and maintain the water pump and filtration system used to supply process water to the Demised Premises. Tenant agrees that all obligations of Tenant under this Lease relating to the repair and maintenance of Equipment shall apply as well to the repair and maintenance of such pumping and filtration system, and Tenant agrees to use all reasonable efforts to operate and maintain such system in a manner that does


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not interfere with or interrupt Landlord's operation at the Headquarters.

                                   ARTICLE 45
                          MISCELLANEOUS PROVISIONS WITH
                    RESPECT TO SERVICES AND COMMON AREA COSTS

        45.1. During any period in which any of the Mill Services or the Headquarters Services (collectively, the "Services") are reduced or suspended by a party as a result of any Force Majeure, the party to whom such Services are required to be provided shall not be obligated to make payment with respect to the reduced, suspended or terminated portion of the Services.

        45.2. For purposes of calculating amounts to be paid in respect of services supplied under this Lease, "Fully Loaded Costs" shall mean the allocable portions of any direct variable costs (including, without limitation, costs such as fuel and maintenance costs) and fixed operating costs (including, without limitation, depreciation) incurred by the party providing such Service in supplying the Service including, without limitation, the wages, employee benefits, incentives and other payments to employees who provide such Service. Without limiting the generality of the foregoing, Tenant's "Fully Loaded Costs" of supplying electricity to the Headquarters shall include only those "demand charges" or similar charges or fees assessed by the provider of electricity that result from the fluctuation in the demand for electricity to serve the Headquarters. If the parties disagree as to the source of any fluctuation in demands for


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electrical power, as between the Demised Premises and the Headquarters, such disagreement shall be settled by an electrical engineer mutually acceptable to the parties.

        45.3. It is intended that the Services to be supplied hereunder shall be supplied pursuant to this Lease substantially in the same manner and to the extent services were provided prior to the date hereof at the Tredegar Complex by Landlord's operation at the Headquarters or its operation at the Demised Premises, as the case may be.

        45.4. Each party supplying Services under this Lease shall bill the party (the "Paying Party") to whom such Services are supplied for such Services no less often than once per calendar quarter after the date hereof. Each bill rendered for Services hereunder shall contain an itemized (by Service) breakdown of costs incurred in supplying such Services, together with supporting documentation, each in detail sufficient for determination, by the Paying Party, whether the Paying Party is, pursuant to the provisions of this Lease, required to pay the charges set forth in such bill. The Paying Party shall remit to the other party all amounts required to be paid by the Paying Party in respect of any Service rendered for which it has received a bill as set forth above within 30 days after its receipt of the bill for such Service.

        45.5. Any party receiving Mill Services or Headquarters Services under this Lease may at any time elect to discontinue the receipt of such Services. Upon 30 days' notice (a "Service


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Termination Notice") from any party entitled to receive any Mill Service or
Headquarters Service hereunder to the party obligated hereunder to provide such Service, the party entitled to receive such service may terminate its obligation to pay for such Service. The termination of such receiving party's obligation to pay for such service, together with the providing party's obligation to supply such service, shall terminate on the later of (a) the date that is 30 days after the service of the Service Termination Notice, and (b) the date set forth in the Service Termination Notice as the effective date of the termination of such obligations.

        45.6. If the Term of this Lease shall begin other than on the first day of the calendar year, the charges calculated under Articles 42, 43, 44 or 45 of this Lease which are calculated on a calendar year basis shall be prorated on a partial calendar year basis for the first calendar year of the Term. If the Term of this Lease shall expire or terminate other than on the last day of the calendar year, the charges calculated under Articles 42, 43, 44 or 45 of this Lease which are calculated on a calendar year basis, shall be prorated on a partial calendar year basis.

        45.7. Promptly upon request therefor, the party obligated to provide any of the services described in Articles 42, 43, 44 or 45 of this Lease (the "Providing Party") shall provide to the party entitled to receive any of such services (the "Receiving Party") with such records, documents and other evidence reasonably sufficient to enable the Receiving Party to review the


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Providing Party's calculations of any costs billed to the Receiving Party under
Articles 42, 43, 44 and 45 of this Lease (individually and collectively "Costs") together with a statement of Costs (a "Providing Party Statement") for the calendar year or partial year in question for which the Providing Party has requested a payment from the Receiving Party, setting forth each category of expense in reasonable detail and any explanation thereof (if not readily ascertainable) and a computation of the payment for such period. Each Providing Party Statement shall be certified correct by the chief financial officer of the Providing Party or his designee. If the Providing Party Statement for any such period shall require a payment for such period in excess of the payment actually due from the Receiving Party for such period, the Providing Party shall refund to the Receiving Party, promptly after delivery to the Receiving Party of such Providing Party Statement, the amount of such excess (or, in the case of any dispute that is submitted to the Accounting Firm for settlement as described below, promptly after such dispute is finally settled). If the Providing Party Statement for any period shall require sums to be paid by the Receiving Party less than the payment due for any such period, the Receiving Party shall pay the amount of such deficiency promptly after delivery to the Receiving Party of such Providing Party Statement (or, in the case of any dispute that is submitted to the Accounting Firm for settlement as described below, promptly after such dispute is finally settled). The Providing Party shall keep and maintain


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accurate books and records of the Costs for each calendar year or partial year during the Term, and the Receiving Party and the Receiving Party's agents and accountants shall have the right, at the Receiving Party's sole cost and expense, to examine the same during business hours in the Providing Party's office in Richmond, Virginia, for the purpose of checking and verifying any Providing Party Statement and any computation of Costs thereunder. The Receiving Party, its agents and accountants, shall be entitled to photocopy from such books and records such information as the Receiving Party reasonably requires in order to check or verify any Providing Party Statement or computation thereunder. If the Receiving Party objects to any Providing Party Statement or any computations therein, the Receiving Party shall promptly notify the Providing Party of such objection (specifying in reasonable detail the nature of such objection and the basis therefor). Notwithstanding any such objection, the Receiving Party shall pay any invoice in full when due. Upon receipt of such objection, the Providing Party and the Receiving Party shall negotiate in good faith in an effort to resolve such dispute. If such objection cannot be resolved between the Providing Party and the Receiving Party within 10 business days after receipt of such notice by the Providing Party, then either party shall have the right to have such objection submitted, as soon as practicable, to the "Accounting Firm," as defined below, the decision of which shall be final and binding on the parties. Without limiting the generality of the last sentence of Section


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42.6, if the amount in question as finally determined by the Accounting Firm is less than the amount in question paid by the Receiving Party, the Providing Party shall refund to the Receiving Party, within 10 days after such determination the amount of such difference. If the amount in question as finally determined by the Accounting Firm is more than the amount in question paid by the Providing Party, the Receiving Party shall pay to the Providing Party, within 10 days after such determination, the amount of such difference. The Accounting Firm's fees incurred in making such determination shall be borne equally by the Providing Party and the Receiving Party. The Providing Party shall be obligated to retain the books and records required to be kept under this Section 45.7 for not less than 4 years after the period to which same relate. The "Accounting Firm" shall be a public accounting firm of recognized international reputation mutually acceptable to the parties.

        45.8. Notwithstanding anything in this Lease to the contrary, there shall be no duplication of costs assessed to Tenant for Mill Services Costs, Common Area Costs and Road Charges.

        45.9. While it is the desire of the Landlord and Tenant to enumerate all services and facilities which need to be provided by one or the other, both Landlord and Tenant recognize the close relationship of the Headquarters and the Demised Premises and the need to delegate to local management thereof the furnishing of other necessary services not herein provided for and hereby


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covenant to negotiate in good faith to reach agreement with respect to the furnishing of any such services.

        IN WITNESS WHEREOF, the Landlord and the Tenant respectively have caused this Lease to be executed by their duly authorized officers as of the day and year first above written.

                                      LANDLORD:

                                      JAMES RIVER PAPER COMPANY, INC.

[corporate Seal]
                                      By: /s/ J. Norman Bush
                                          --------------------------
                                          Its: Vice President

ATTEST:

/s/ [ILLEGIBLE]
--------------------------------
       Secretary


                                      TENANT:

[Corporate Seal]                      CPG - VIRGINIA INC



                                      By: /s/ [ILLEGIBLE]
                                          --------------------------
                                          Its: President


ATTEST:

/s/ A. William Hamill
--------------------------------
       Secretary


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